Exhibit 99.3

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF

HOST DIGITAL INFRASTRUCTURE LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Host Digital Infrastructure LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Host Digital Infrastructure LLC (formerly known as 10X Digital Infrastructure LLC) (the “Company”) as of January 31, 2026, and the related consolidated statements of operations, members’ deficit, and cash flows for the period from July 8, 2025 (inception) through January 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2026, and the results of its operations and its cash flows for the period from July 8, 2025 (inception) through January 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no cash, has a working capital deficit, and an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Carr, Riggs & Ingram, L.L.C.

We have served as the Company’s auditor since 2026.

Palm Beach Gardens, Florida

May 29, 2026

F-1

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONSOLIDATED BALANCE SHEET

JANUARY 31, 2026

ASSETS
Current assets:
Deposit	$500,000
Total current assets	500,000
Right-of-use asset – operating lease	1,906,639
Security deposit	123,895
Total assets	$2,530,534

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Loan payable – related party	$1,372,067
Accrued expenses	300,929
Operating lease liability – current portion	22,246
Total current liabilities	1,695,242
Operating lease liability – long-term	1,353,997
Total liabilities	$3,049,239
Commitments and contingencies (Note 8)

MEMBERS’ DEFICIT
Accumulated deficit	$(518,705)
Total members’ deficit	(518,705)
Total liabilities and members’ deficit	$2,530,534

The accompanying notes are an integral part of these consolidated financial statements.

F-2

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 8, 2025 (INCEPTION) THROUGH JANUARY 31, 2026

Operating expenses
General and administrative expense	$346,371
Loss on disposal of equipment	164,021
Total operating expenses	(510,392)
Loss from operations	(510,392)
Interest expense	(8,313)
Net Loss	$(518,705)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONSOLIDATED STATEMENT OF MEMBERS’ DEFICIT

FOR THE PERIOD FROM JULY 8, 2025 (INCEPTION) THROUGH JANUARY 31, 2026

	Accumulated	Total Members’
	Deficit	Deficit

July 8, 2025 (inception)	$—	$—
Net loss	(518,705)	(518,705)
Balance January 31, 2026	$(518,705)	$(518,705)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 8, 2025 (INCEPTION) THROUGH JANUARY 31, 2026

2026

Cash flows from operating activities:
Net loss	$(518,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of equipment	164,021
Non-cash lease expense	45,185
Changes in operating assets and liabilities:
Prepaid-lease incentive	(80,000)
Accrued expenses	300,929
Deposit	(500,000)
Security deposit	(123,895)
Operating lease liability	(495,581)
Net cash (used in) operating activities	(1,208,046)

Cash flows from Investing activities:
Purchase of fixed assets	(164,021)
Cash (used in) investing activities	(164,021)

Cash flows from financing activities
Loan Payable – related party payable proceeds	1,372,067
Cash provided by financing activities	1,372,067

Change in cash during the period	-
Cash beginning of the period	-
Cash end of the period	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use asset obtained in exchange for lease liability	$1,853,995

The accompanying notes are an integral part of these consolidated financial statements.

F-5

HOST DIGITAL INFRASTRUCTURE LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Operations

Organization

Host Digital Infrastructure LLC, formerly known as 10X Digital Infrastructure LLC, is a U.S.-based infrastructure company focused on the development and operation of power-intensive data centers designed to support high-performance computing workloads, including artificial intelligence, data processing, and other compute-intensive applications. The Company’s strategy is centered on securing reliable, low-cost power and deploying scalable computing capacity in energy-efficient regions across the United States.

The Company was formed as a limited liability company (“LLC”) in the State of Delaware on July 8, 2025, and is based in Oklahoma. In accordance with the Company’s operating agreement, the Company shall continue to exist indefinitely unless dissolved earlier in accordance with the provisions of the operating agreement or by operation of law. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, a special purpose entity that leases and controls the building purchase option. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company is in the early stages of executing its business plan and has not yet commenced revenue-generating operations.

As of January 31, 2026, the Company’s activities have primarily consisted of organizational efforts, capital formation, and initial infrastructure development planning. The Company entered into a long-term lease agreement commencing January 1, 2026, for a facility intended to support its future data center operations.

Note 2 – Going Concern

The Company has evaluated its ability to continue as a going concern for at least twelve months from the issuance of these consolidated financial statements. As of January 31, 2026, the Company had no cash and incurred a net loss of $518,705. In addition, the Company had net cash used in operations of $1,208,046 and had a working capital deficit of $1,195,242 as of January 31, 2026.

The ability of the Company to continue its operations is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

As of the issuance date of these annual consolidated financial statements, the Company expects its cash will not be sufficient to fund its operating expenses and capital expenditure requirements for a reasonable period of time from the date of issuance of these consolidated financial statements. The future viability of the Company is dependent on its ability to raise additional capital to finance its operations, which is uncertain. The Company has concluded that there is substantial doubt about its ability to continue as a going concern for at least one year after the date that the consolidated financial statements are issued.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for financial information. The consolidated financial statements present the cumulative results of operations, cash flows and changes in members’ deficit since the Company’s inception on July 8, 2025.

Recent Accounting Pronouncements

On December 14, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 amends ASC 740, Income Taxes to expand income tax disclosures and requires that we disclose (i) the income tax rate reconciliation using both percentages and reporting currency amounts; (ii) specific categories within the income tax rate reconciliation; (iii) additional information for reconciling items that meet a quantitative threshold; (iv) the composition of state and local income taxes by jurisdiction; and (v) the amount of income taxes paid disaggregated by jurisdiction. The Company is currently evaluating the impact of adopting ASU 2023-09 on its consolidated financial statement disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03 requires public business entities to disclose, in the notes to the financial statements, additional disaggregated information about certain expense captions presented on the face of the income statement, including amounts for specified categories such as purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion, as applicable. The amendments also require disclosure of selling expenses and, in annual reporting periods, the entity’s definition of selling expenses. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting ASU 2024-03 on its consolidated financial statement disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”). ASU 2025-11 amends Topic 270 to improve the navigability of interim reporting guidance, clarify the applicability of interim reporting requirements, and provide additional guidance regarding the form and content of interim financial statements and related notes. The amendments also add a disclosure principle requiring entities to disclose events and changes since the end of the most recent annual reporting period that have had a material impact on the entity. The amendments are not intended to change the fundamental nature of interim reporting or expand or reduce current interim disclosure requirements. For public business entities, ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting ASU 2025-11 on its interim consolidated financial statement disclosures.

Equipment

Equipment consists primarily of data center racking equipment and is stated at cost less accumulated depreciation. Costs include expenditures that are directly attributable to the acquisition and installation of the assets necessary to prepare them for their intended use.

Depreciation is computed using the straight-line method over the estimated useful life of the assets, which is seven years.

Expenditures for maintenance and repairs are expensed as incurred, while expenditures that improve or extend the useful life of the assets are capitalized.

Upon retirement or disposal of property and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the consolidated statements of operations.

The Company evaluates property and equipment for impairment in accordance with its policy for long-lived assets.

F-7

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is assessed by comparing the carrying amount of the asset to the estimated undiscounted future cash flow expected to result from the use and eventual disposition of the asset. If the carrying amount exceeds those cash flows, an impairment loss is recognized in an amount equal to the excess of the carrying amount over the asset’s fair value.

Fair value is determined using appropriate valuation techniques, which may include discounted cash flow analyses or market-based approaches.

Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

During the period ended January 31, 2026, the Company determined that racking equipment with a carry value of $164,021 would not provide future economic benefit to the Company. Accordingly, the Company recorded a loss on disposal of equipment of $164,021, which is included in operating expenses in the consolidated statement of operations. As of January 31, 2026, the Company had no remaining book value related to the disposed equipment.

Income Taxes

The Company is treated as an LLC for legal purposes and generally is not subject to federal and state income taxes, as its taxable income or loss is passed through to its members. Accordingly, no provision for federal and state income taxes have been recorded in the accompanying consolidated financial statements.

The Company is subject to certain state and local taxes, including franchise and other similar taxes, which will be recorded as general and administrative expenses in the accompanying consolidated statement of operations.

The Company accounts for uncertainty in income taxes in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by taxing authorities. The Company did not have any significant unrecognized tax benefits as of January 31, 2026.

The Company’s tax returns remain subject to examination by taxing authorities since inception.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.

As an early-stage company that has not yet generated revenue, the Company’s estimates are based on limited historical information and therefore involve a higher degree of judgment and uncertainty. Management is required to make assumptions regarding, among other things, the estimated useful lives of data center equipment and the recoverability of long-lived assets. In addition, estimates are required in evaluating the classification and measurement of the related party loan payable, as well as the recoverability of security deposits and other prepaid assets.

Management also evaluates the Company’s ability to continue as a going concern and to meet its obligations as they become due within one year from the date the consolidated financial statements are issued.

These estimates are based on management’s best judgment using currently available information and assumptions believed to be reasonable under the circumstances. However, due to the Company’s limited operating history and absence of revenues, actual results could differ materially from those estimates. Estimates are reviewed on an ongoing basis, and revisions are recognized in the period in which they become known.

F-8

Earnings Per Share

The Company is an LLC with no issued or outstanding shares of common stock. Accordingly, Accounting Standards Codification (“ASC”) 260, Earnings Per Share, does not apply, and the presentation of earnings per share is not provided.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company views its operations and manages its business in one segment.

Related Party Transactions

The Company identifies related-party transactions in accordance with ASC 850, Related Party Disclosures, which requires disclosure of the nature of the relationship, the terms of the transaction, and any outstanding balances. Transactions with members, including promissory notes, are evaluated to ensure terms approximate those of comparable market transactions (See Note 5).

Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases. The Company determines whether an arrangement is, or contains, a lease at inception. For leases with an initial term greater than 12 months, the Company recognizes a right-of-use (“ROU”) asset and a lease liability based on the present value of the future lease payments over the lease term. The Company uses an estimated incremental borrowing rate to discount future lease payments, as the rates implicit in the leases are not readily determinable. The Company has elected the practical expedient to not separate lease and non-lease components for its real estate leases. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

Note 4 – Leases

The Company leases operating facilities under non-cancelable operating lease agreements. Lease commencement occurs on the date the Company obtains control of the leased property. On November 25, 2025, the Company executed a lease agreement for a facility with a lease commencement date of January 1, 2026, and an initial non-cancelable lease term of four years. The lease agreement also includes one optional one-year renewal period, which management determined was reasonably certain to be exercised and, accordingly, was included in the determination of the lease term.

In connection with the lease agreement, an entity owned by a member of the Company paid $80,000 to the landlord on behalf of the Company for costs associated with the relocation of the prior tenant, as required under the lease agreement. The Company accounted for this payment as a lease incentive in accordance with ASC 842.

Upon lease commencement on January 1, 2026, the Company recognized an ROU asset and corresponding operating lease liability based on the present value of future lease payments over the lease term. The prepaid lease incentive reduced the initial measurement of the ROU asset.

As the lease does not provide a readily determinable implicit rate, the Company utilizes its estimated incremental borrowing rate, determined on a collateralized basis, to discount lease payments. Renewal options are included in determining lease payments when management determines such options are reasonably certain of exercise.

F-9

The lease agreement requires payment of certain variable costs, including common area maintenance, real estate taxes, insurance, and operating expenses, which are expensed as incurred and are not included in the measurement of lease liabilities. The lease agreement does not contain any material residual value guarantees or restrictive covenants.

	Balance Sheet Classification	January 31, 2026

Assets:

Operating lease	Right-of-use lease asset	$1,906,639

Liabilities:
Current:
Operating lease	Right-of-use lease liability	$22,246
Noncurrent:
Operating lease	Right-of-use lease liability	1,353,997

Total right-of-use lease liabilities		$1,376,243

Weighted average remaining term of operating leases, including option periods expected to renew		4.92 years

Discount rate		15.75%

The following table presents supplemental cash flow information for the period ended January 31, 2026:

2026
Cash paid for operating lease liability	$495,581

Aggregate future minimum lease payments under right-of-use operating lease are as follows:

Operating Leases
Twelve months ending:
January 31, 2027	$42,537
January 31, 2028	511,725
January 31, 2029	527,076
January 31, 2030	542,889
January 31, 2031	511,298
Total gross operating lease payments	2,135,525

Less: imputed interest	(759,282)
Present value of future minimum lease payments	1,376,243

Less current portion of right-of-use lease liability	22,246
Operating lease liability, net of current portion	$1,353,997

Note 5 – Related Party Transactions

The Company entered into a loan agreement dated December 31, 2025, with 10X LLC, an entity owned by a Member of the Company, pursuant to which the Company consolidated prior advances into a loan with an aggregate principal balance of $1,372,067.

The loan bears interest at a rate of 8% per annum and matures on January 31, 2027. Interest accrues on the outstanding principal balance and is payable at maturity.

F-10

The loan represents a senior unsecured obligation of the Company and ranks senior in right of payment to all other existing and future indebtedness of the Company, except for any indebtedness that is expressly designated as senior in right of payment and approved in writing by 10X LLC. The loan may be prepaid at any time without penalty.

Upon the occurrence of a change of control or transformation transaction, the entire outstanding principal balance of the loan, together with all accrued but unpaid interest, becomes immediately due and payable. A change of control is defined as any transaction or series of related transactions in which a person or group acquires more than fifty percent (50%) of the outstanding equity or voting power of the Company. A transformation transaction includes any merger, consolidation, equity exchange, contribution of substantially all assets to another entity, or similar reorganization in which the Company’s equity holders receive securities or ownership interests in another entity.

The loan represents the consolidation of prior advances made by the related party to fund the Company’s operations. The proceeds of the loan were used to fund substantially all of the Company’s assets as of January 31, 2026, including equipment, security deposits, lease-related costs, and land deposits, as well as general operating expenses.

As of January 31, 2026, the outstanding balance of the loan was $1,372,067, with accrued interest of $8,313.

Note 6 – Members’ Deficit

The Company is organized as a Delaware LLC and, as such, does not have authorized or issued shares of common or preferred stock. Ownership interests are represented by membership interests.

As of January 31, 2026, no members have made capital contributions to the Company, and no membership interests have been issued. The Company has been funded through loans and has incurred a net loss since inception, resulting in a member’s deficit as of January 31, 2026.

Note 7 – Segment Information

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following from the consolidated statement of operations:

For the Period from July 8, 2025 (inception) through January 31, 2026
General and administrative costs	$(346,371)
Loss on disposal of Equipment	$(164,021)
Interest expense	$(8,313)

Note 8 – Commitments and Contingencies

On January 12, 2026, the Company entered into a Limited Liability Company Interest Purchase Agreement with T20 Mining Group, LLC. The Company made an initial escrow deposit of $500,000 on January 13, 2026. Pursuant to the terms and conditions of the Limited Liability Company Interest Purchase Agreement, the transaction closing date was February 12, 2026 (See Note 9).

F-11

Note 9– Subsequent Events

We have evaluated subsequent events through May 29, 2026, the date these consolidated financial statements were issued.

The Company filed a Form 8832 with the IRS to elect to be treated as a corporation for United States federal income Tax purposes, which was effective as of February 12, 2026.

On February 13, 2026, the Company entered into and consummated a Unit Purchase Agreement (the “Agreement”) with Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. (collectively, the “Purchasers”), pursuant to which the Purchasers purchased all of the Preferred Units for total consideration of $33,500,000 (the “Investment”). The proceeds from the Investment were used to fund the acquisition of T20 Mining Group, LLC (the “T20 Acquisition”).

Pursuant to the Agreement, the Company is contractually obligated to consummate a transaction (the “Contribution”) within a specified period, pursuant to which substantially all of the Company’s assets will be contributed to a publicly- traded company (“PubCo”) in exchange for equity securities of PubCo, subject to applicable regulatory approvals. Upon completion of the Contribution, the Purchasers will be entitled to receive 50% of the equity consideration issued by PubCo, which may consist of common stock or, at the election of the Purchasers, warrants or other equity-linked securities. If the Contribution is not completed within the required timeframe, the Purchasers have the right to require the Company to redeem all of the Preferred Units for cash at a price equal to 150% of the original Investment, senior to all other equity interests of the Company.

On February 13, 2026, the Company amended its Limited Liability Company Agreement to authorize a new class of Preferred Units, consisting of up to 1,000 units. The Preferred Units rank senior to Common Units with respect to distributions and payments upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company. They do not bear dividends but participate in distributions according to the distribution waterfall. Each Preferred Unit is convertible into one Common Unit solely for purposes of calculating as-converted entitlements, and such conversion does not confer voting rights or other ownership rights. Holders of Preferred Units are entitled to certain mandatory redemption rights if the Contribution is not consummated within the specified period, including a cash redemption at 150% of the purchase price, senior to all other equity interests. Until the earlier of the consummation of the Contribution or the redemption of all Preferred Units, the Company may not, without the prior written consent of the Purchasers, declare or pay dividends or make distributions (other than redemption of Preferred Units), incur indebtedness or preferred equity (other than project financing), issue or sell equity, make investments or acquisitions outside approved transactions, sell or transfer assets (other than in the ordinary course or as part of the Contribution), enter into affiliate transactions on non-arm’s-length terms, amend the Certificate of Formation or LLC Agreement, enter into or amend material contracts outside the ordinary course, dissolve or wind up the Company, or consummate the T20 Acquisition or Contribution on terms unacceptable to the Purchasers. Except as expressly provided in the LLC Agreement (including the consent rights described above), Preferred Units do not carry voting rights.

On March 26, 2026, a wholly owned subsidiary of the Company exercised a purchase option contained within its operating lease agreement for the Project Facility. The purchase option was included in the original lease agreement executed on November 25, 2025 and was exercised through delivery of a formal notice to the landlord pursuant to Section 54(f) of the lease agreement. The agreement provides the Company with the right to purchase the facility for $23,500,000, subject to certain contractual conditions and customary closing adjustments.

Management determined that exercise of the purchase option was not reasonably certain as of January 31, 2026, as the decision to exercise the option remained contingent upon operational developments occurring subsequent to year end, including completion of the T20 acquisition, securing the related power agreement, and obtaining visibility into prospective tenant arrangements. Accordingly, the purchase option was not included in the initial measurement of the Company’s operating lease right-of-use asset and lease liability as of January 31, 2026. The Company is currently evaluating the accounting implications of the exercised purchase option under ASC 842.

On May 27, 2026, the Company entered into a definitive Agreement and Plan of Merger with Healthy Choice Wellness Corp. and Healthy Choice Wellness II Corp.

F-12

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF HOST DIGITAL INFRASTRUCTURE LLC

PAGE

Condensed Consolidated Balance Sheets as of July 31, 2026 (Unaudited) and January 31, 2026	F-14

Condensed Consolidated Statements of Operations for the Three and Six Months Ended July 31, 2026 and for the Period from July 8, 2025 (Inception) through July 31, 2025 (Unaudited)	F-15

Condensed Consolidated Statements of Changes in Redeemable Preferred Units (Temporary Equity) and Members’ Deficit for the Three and Six Months Ended July 31, 2026 and for the Period from July 8, 2025 (Inception) through July 31, 2025 (Unaudited)	F-16

Condensed Consolidated Statements of Cash Flows for the Six Months Ended July 31, 2026 and for the Period July 8, 2025 (Inception) through July 31, 2025 (Unaudited)	F-17

Notes to Condensed Consolidated Financial Statements (Unaudited)	F-18

F-13

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2026	January 31, 2026
	(Unaudited)
ASSETS
Current assets:
Prepaid expenses and deposits	$236,546	$500,000
Deferred costs	811,394	-
Total current assets	1,047,940	500,000
Right-of-use asset – operating lease	1,347,182	1,906,639
Right-of-use asset – finance lease	21,871,038	-
Security deposit	-	123,895
Intangible assets - electric service agreement	32,642,125	-
Total assets	$56,908,285	$2,530,534

LIABILITIES, PREFERRED RIGHTS AND MEMBERS’ DEFICIT
Current liabilities:
Loan payable – related party	$1,852,248	$1,372,067
Accrued expenses	3,707,689	300,929
Operating lease liability – current portion	80,911	22,246
Finance lease liability – current portion	22,872,121	-
Total current liabilities	28,512,969	1,695,242
Operating lease liability – long-term	1,296,650	1,353,997
Total liabilities	$29,809,619	$3,049,239
Commitments and contingencies (Note 11)
Redeemable Preferred Units (Temporary Equity)	33,500,000	-

MEMBERS’ DEFICIT
Common units (1,000 units issued and outstanding as of July 31, 2026 and January 31, 2026, no par value; no capital contributions)	-	-
Members’ capital	(843,233)	-
Accumulated deficit	$(5,558,101)	$(518,705)
Total members’ deficit	(6,401,334)	(518,705)
Total liabilities, redeemable preferred units and members’ deficit	$56,908,285	$2,530,534

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-14

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended July 31, 2026	For the period from July 8, 2025 (Inception) through July 31, 2025	Six Months Ended July 31, 2026	For the period from July 8, 2025 (Inception) through July 31, 2025
Sales, net	$-	$-	$-	$-
Cost of sales	-	-	-	-
Gross profit	-	-	-	-
Operating expenses	2,793,597	-	3,617,954	-
Loss from operations	(2,793,597)	-	(3,617,954)	-
Interest expense	(909,626)	-	(1,256,800)	-
Net loss from continuing operations before income taxes	$(3,703,223)	$-	$(4,874,754)	$-
Income tax benefit	-	-	-	-
Net loss from continuing operations	$(3,703,223)	$-	$(4,874,754)	$-
Net loss from discontinued operations, net of tax	-	-	(164,642)	-
Net loss	$(3,703,223)	$-	$(5,039,396)	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-15

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED UNITS (TEMPORARY EQUITY) AND MEMBERS’ DEFICIT

(Unaudited)

Six Months Ended July 31, 2026

	Redeemable Preferred Units		Common Units		Accumulated	Members’	Total Members’
	Shares	Amount	Shares	Amount	Deficit	Capital	Deficit

Balance February 1, 2026	-	$-	-	$-	$(518,705)	$-	$(518,705)
Issuance of preferred units	1,000	33,500,000	-	-	-	-	-
Issuance of common units	-	-	1,000	-	-	-	-
Distribution to owners	-	-	-	-	-	(843,233)	(843,233)
Net loss	-	-	-	-	(1,336,173)	-	(1,336,173)
Balance April 30, 2026	1,000	$33,500,000	1,000	$-	$(1,854,878)	$(843,233)	$(2,698,111)
Net loss	-	-	-	-	(3,703,223)	-	(3,703,223)
Balance July 31, 2026	1,000	$33,500,000	1,000	$-	$(5,558,101)	$(843,233)	$(6,401,334)

For the period from July 8, 2025 (Inception) through July 31, 2025

	Redeemable Preferred Units		Common Units		Accumulated	Members’	Total Members’
	Shares	Amount	Shares	Amount	Deficit	Capital	Deficit

Balance July 8, 2025 (Inception)	-	$-	-	$-	$-	$-	$-
Net loss	-	-	-	-	-	-	-
Balance July 31, 2025	-	$-	-	$-	$-	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-16

HOST DIGITAL INFRASTRUCTURE LLC

(FORMERLY KNOWN AS 10X DIGITAL INFRASTRUCTURE LLC)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended July 31, 2026	For the period from July 8, 2025 (Inception) through July 31, 2025

Cash flows from operating activities — continuing operations:
Net loss from continuing operations	$(4,874,754)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of right-of-use assets	337,676	-
Accrued expenses	2,445,366	-
Prepaid expenses and deposits	387,349	-
Lease liabilities	1,224,182	-
Net cash used in operating activities — continuing operations	(480,181)	-

Cash flows from Investing activities — continuing operations
Cash paid for T20 Mining Group LLC asset acquisition	(33,500,000)	-
Cash (used in) investing activities — continuing operations	(33,500,000)	-

Cash flows from financing activities — continuing operations
Principal payment on related party loan	(500,000)	-
Proceeds from related party loan	980,181	-
Proceeds from issuance of preferred units	33,500,000	-
Net cash provided by financing activities — continuing operations	33,980,181	-

Cash flows from discontinued operations:
Net cash provided by (used in) operating activities (1)	-	-
Net cash provided by (used in) investing activities	-	-
Net cash provided by (used in) financing activities	-	-

Change in cash during the period	-	-
Cash beginning of the period	-	-
Cash end of the period	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-
Right-of-use asset obtained in exchange for lease liability	$22,107,226	$-
Non-cash transfer of net assets to a related entity under common control	$32,373	$-
Capitalized transaction costs	$150,000	$-
Non-cash deferred costs	$811,394	$-

(1) Net cash provided by (used in) operating activities from discontinued operations is calculated as follows: Net loss from discontinued operations ($164,642) + Depreciation expense $11,696 + Impairment loss $82,946 + Loss on crypto asset remeasurement $70,000 = $0.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-17

HOST DIGITAL INFRASTRUCTURE LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Operations

Organization

Host Digital Infrastructure LLC (the “Company,” “Host Digital,” “we,” “us,” or “our”) was formed as a limited liability company under the laws of the State of Delaware on July 8, 2025. The Company’s principal executive offices are located at 3800 North 28th Way, Hollywood, FL 33020. The Company was formerly known as 10X Digital Infrastructure LLC and changed its name to Host Digital Infrastructure LLC on May 18, 2026.

The Company operates through its wholly owned subsidiaries, 10X East Tulsa LLC, a Delaware limited liability company, and T20 Mining Group LLC (“T20”), an Oklahoma limited liability company. All significant intercompany balances and transactions have been eliminated in consolidation.

Nature of Operations

Host Digital is a U.S.-based digital infrastructure platform focused on the development, ownership, and operation of institutional-quality data centers supporting artificial intelligence (AI) and high-performance computing (HPC) workloads. The Company’s strategy is to secure reliable, low-cost power and to provide scalable computing capacity on a long-term contracted basis. The Company entered into a long-term lease agreement commenced January 1, 2026, for a facility intended to support its future data center operations.

Property Acquisition

On November 25, 2025, the Company, through its wholly owned subsidiary 10X East Tulsa LLC, entered into a Commercial Real Estate Lease (the “Property Lease”) with 5555 Property Developers, LLC (the “Seller”) for a data center facility located in Tulsa, Oklahoma (the “Property”). The Property Lease commenced on January 1, 2026, and originally had a five-year non-cancelable term. The Property Lease contained a purchase option allowing the tenant to acquire the Property for a fixed price of $23.5 million, exercisable with six months’ advance notice and closing required by October 1, 2026.

On March 26, 2026, the Company exercised the purchase option contained in the Property Lease to acquire the Property. On June 23, 2026, 10X East Tulsa LLC (the “Purchaser”) entered into a Purchase and Sale Agreement (the “PSA”) with the Seller to formally memorialize the acquisition of the Property and parking lot. The total purchase price under the PSA is (a) $27,650,000 plus (b) an amount equal to the aggregate of all payments that would otherwise become due and payable under the Property Lease from and after the Closing Date through the expiration of the term of the Property Lease. The Closing is scheduled to occur no later than October 1, 2026, subject to Purchaser’s right to adjourn the Closing Date for up to two successive 30-day periods by written notice to Seller. The closing of the purchase is conditioned upon, among other things, Purchaser’s receipt of certain requisite approvals, including zoning and land development plan approvals, and satisfactory completion of its due diligence investigations. The PSA includes representations and warranties from Seller, title review provisions, and inspection rights for Purchaser.

As of July 31, 2026, the acquisition of the Property and parking lot had not yet closed. The Company intends to fund the purchase price through project financing obtained in connection with the development of the Property.

Agreement and Plan of Merger with Healthy Choice Wellness Corp.

On May 27, 2026, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Healthy Choice Wellness Corp. (“HCWC”), a Delaware corporation whose Class A common stock is listed on the NYSE American, and Healthy Choice Wellness II Corp., a Delaware corporation and a wholly owned subsidiary of HCWC (“Merger Sub”).

Pursuant to the Merger Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into Host Digital, with Host Digital surviving as a wholly owned subsidiary of HCWC (the “Surviving Entity”).

F-18

The Merger is intended to provide the Company with access to public capital markets and is expected to close in the third quarter of 2026, subject to the satisfaction or waiver of customary closing conditions, including approvals by HCWC’s stockholders and the Company’s members.

Merger Consideration

At the Effective Time, all outstanding Common Units and Preferred Units of the Company (collectively, the “Company Units”) will be automatically converted into the right to receive the Merger Consideration, which will consist of either (i) a number of shares of HCWC Class A common stock, or (ii) pre-funded warrants to purchase HCWC common stock at a nominal exercise price, in lieu of such shares.

The total Merger Consideration is based on a fixed Base Price of $425,000,000. The Exchange Ratio is calculated by dividing the Base Price by the Applicable Share Price (defined as $0.27 per share of HCWC common stock, which was the market price prior to the reverse stock split described below) and then dividing the result by the total number of Company Units outstanding (2,000 units). Based on the pre-reverse-split Applicable Share Price of $0.27, the Merger Consideration would have resulted in the issuance of approximately 1.57 billion shares of HCWC common stock (or Pre-Funded Warrants) to the members of Host Digital.

On August 28, 2026, HCWC effected a 1-for-35 reverse stock split of its Class A common stock (see Note 13 — Subsequent Events). In accordance with the Merger Agreement, the Merger Consideration will be equitably adjusted to reflect the reverse stock split. As a result, the number of shares of HCWC common stock (or Pre-Funded Warrants) to be issued to the members of Host Digital upon closing is expected to be approximately 44,973,545 shares, based on the post-reverse-split Applicable Share Price of $9.45 per share. Upon closing, the former members of Host Digital are expected to own approximately 96% of the outstanding HCWC common stock.

Governance and Post-Merger Operations

Immediately following the Effective Time, the HCWC Board of Directors will be comprised of Robert Byrne, Omar Hussein, Guhan Kandasamy and Shawn Matthews.

On August 26, 2026, Host Digital and Shawn Matthews entered into an Agreement for Board Appointment (the “Board Appointment Agreement”) in connection with Mr. Matthews’ expected appointment as Chairman of the Board upon consummation of the Merger. Under this agreement, Mr. Matthews will receive compensation including: (i) an annual cash retainer of $300,000; (ii) an initial equity award with a grant date target value of $7,500,000; (iii) an annual equity bonus with a target value of $7,500,000; and (iv) eligibility to earn additional equity awards upon achievement of specified market capitalization milestones.

Director Independence: Following the Merger, and as a result of the Board Appointment Agreement, the composition and independence of the Board will be updated as follows:

●	Independent Directors: Messrs. Byrne, Hussein, and Kandasamy will be independent under the rules of NYSE American.

●	Non-Independent Directors: Mr. Matthews will serve as Chairman of the Board (non-independent).

●	The Board will maintain a majority of independent directors as required by NYSE American rules, and the composition of the Board committees will be evaluated and established to ensure compliance with applicable rules.

Harmol Samra will serve as Chief Executive Officer, and John Ollet (HCWC’s current Chief Financial Officer) will serve as Chief Financial Officer. The combined company will change its name to a name selected by Host Digital, in its sole discretion, and its HCWC common stock is expected to continue trading on the NYSE American under the ticker symbol “HOST.” Following the Merger, HCWC’s existing grocery retail operations will continue to operate as a division of the combined company.

F-19

Accounting Treatment

The Merger will be accounted for as a reverse acquisition under U.S. generally accepted accounting principles (“GAAP”) in accordance with Accounting Standards Codification Topic 805, Business Combinations. Host Digital has been identified as the accounting acquirer because its former members will hold a majority of the voting rights in the combined entity, designate a majority of the board of directors, and appoint senior management. HCWC is the accounting acquiree. Under the acquisition method of accounting, the assets and liabilities of HCWC will be recorded at their estimated fair values as of the acquisition date. The assets and liabilities of Host Digital will be carried over at their historical carrying values, as the combined entity is a continuation of Host Digital’s financial statements.

Conditions to Closing

The completion of the Merger is subject to certain conditions, including, but not limited to:

●	Approval of the Stock Issuance Proposal, the Authorized Shares Proposal, and the Name Change Proposal by HCWC’s stockholders. (Satisfied — all proposals were approved by HCWC stockholders at the special meeting held on August 27, 2026).
●	Approval of the Merger and the Merger Agreement by the requisite holders of the Company’s Common Units and Preferred Units.
●	The continued listing of HCWC’s common stock on the NYSE American.
●	Receipt of certain tax opinions, including a Merger Tax Opinion and a Spin-Off Tax Opinion.
●	Expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act.
●	Other customary closing conditions as set forth in the Merger Agreement.

Following the satisfaction of the stockholder approval condition, the companies currently expect to complete the Merger during late September 2026. There can be no assurance that the Merger will be completed. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tenant Lease

On August 7, 2026, subsequent to the balance sheet date, the Company secured a 15-year, take-or-pay lease as a lessor with one of the world’s largest privately held cloud infrastructure companies for its data center facility in northeast Oklahoma. The lease is expected to be supported by a backstop from a U.S.-based, investment-grade global technology company.

The long-term, committed, take-or-pay agreement represents approximately $1.25 billion in contracted revenue over the 15-year base term and covers 43 megawatts (“MW”) of critical IT load capacity at the Company’s currently energized facility. The lease includes annual rent escalators and renewal options and represents approximately $3.2 billion in contracted revenue if all renewal options are exercised over a 30-year total term. Delivery to the tenant is expected in the first quarter of 2027.

Note 2 – Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

F-20

The Company has evaluated its ability to continue as a going concern for at least twelve months from the issuance of these condensed consolidated financial statements. As of July 31, 2026, the Company had no cash and incurred a net loss of approximately $5.0 million for the six months ended July 31, 2026. In addition, the Company had net cash used in operating activities of $0.5 million and had a working capital deficit of approximately $27.5 million as of July 31, 2026. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these condensed consolidated financial statements are issued.

Management’s plans to address these conditions include the following:

●	On February 13, 2026, the Company issued 1,000 Preferred Units to Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. for total cash consideration of $33,500,000, which was used to fund the T20 Mining Group LLC acquisition. The terms of the Preferred Units include a mandatory redemption feature if a planned contribution of substantially all of the Company’s assets to a publicly-traded company (“PubCo”) is not completed within a specified period (see Note 12 - Members’ Deficit)
●	On May 27, 2026, the Company entered into a definitive Agreement and Plan of Merger with HCWC and a wholly owned subsidiary of HCWC (the “Merger Agreement”). On August 27, 2026, HCWC stockholders approved all proposals required to complete the merger, satisfying a key closing condition. The companies currently expect to complete the merger during late September 2026, subject to the satisfaction or waiver of remaining closing conditions. Upon closing, Host Digital will become a wholly owned subsidiary of HCWC, and former Host Digital members are expected to own approximately 96% of HCWC’s outstanding Class A common stock. The combined company expects to continue trading on the NYSE American under the ticker symbol HOST, subject to exchange approval. The Merger is intended to provide access to public capital markets.
●	Subsequent to the balance sheet date, on August 7, 2026, the Company secured a 15-year, take-or-pay lease as a lessor with one of the world’s largest privately held cloud infrastructure companies, representing approximately $1.25 billion in contracted revenue over the base term. This lease strengthens the Company’s ability to obtain project financing and supports management’s plans to address the going concern uncertainty (see Note 1 — Organization and Nature of Operations).
●	The Company continues to pursue project-level financing for its initial data center facility and is in negotiations with prospective tenants for a long-term lease.

There can be no assurance that the Merger will be completed, that the Contribution to PubCo will occur, or that additional financing will be available on acceptable terms, or at all. The Merger remains subject to the satisfaction or waiver of the remaining closing conditions. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-21

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP and the Accounting Standards Codification (“ASC”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) for financial information. The accompanying unaudited condensed consolidated financial statements include the accounts of Host Digital Infrastructure LLC and its wholly owned subsidiaries, 10X East Tulsa LLC and T20 Mining Group LLC. All significant intercompany balances and transactions have been eliminated in consolidation.

In the opinion of our management, the unaudited condensed consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and include all adjustments necessary for the fair presentation of the Company’s financial condition, results of operations and cash flows for the interim period presented. Such adjustments are of a normal, recurring nature. The results of operations and cash flows for the interim period presented may not necessarily be indicative of full-year results. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended January 31, 2026 included in the definitive proxy statement on Schedule 14A filed by Healthy Choice Wellness Corp. with the SEC on August 6, 2026.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. As an early-stage company that has limited operating history and limited revenue history, the Company’s estimates are based on limited historical information and therefore involve a higher degree of judgment and uncertainty.

Significant estimates include the fair value of net assets acquired in the T20 asset acquisition, including the Electric Service Agreement (“ESA”), which was valued using a discounted cash flow model with an assumed discount rate of 11.9%; the fair value of crypto assets, which is based on quoted market prices; the classification and measurement of leases, including the determination of incremental borrowing rates and lease terms; the valuation allowance against deferred tax assets; the assessment of the Company’s ability to continue as a going concern; and the recoverability of long-lived assets.

These estimates are based on management’s best judgment using currently available information and assumptions believed to be reasonable under the circumstances. However, due to the Company’s limited operating history and limited revenues, actual results could differ materially from those estimates. Estimates are reviewed on an ongoing basis, and revisions are recognized in the period in which they become known.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company’s continuing operations did not generate revenue during the periods presented.

Revenue from cryptocurrency mining and hosting services is presented as part of discontinued operations (see Note 6 — Discontinued Operations). The Company has no revenue from continuing operations and does not expect to generate material revenue until, at the earliest, the tenant lease commences and the data center facility is placed in service (see Note 1 — Organization and Nature of Operations).

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash and cash equivalents as of July 31, 2026 and January 31, 2026.

F-22

Deferred Costs

The Company defers specific incremental costs directly attributable to its project financing activities and its at-the-market (“ATM”) offering. Project finance costs consist of costs incurred in connection with obtaining project-level financing for the Company’s data center facility. These costs are deferred in accordance with ASC 835-30, Interest — Imputation of Interest, and will be a direct deduction from the carrying amount of the related debt liability and amortized over the term of the financing upon closing of the project financing. ATM costs consist of specific incremental costs directly attributable to the Company’s ATM offering and are deferred in accordance with SEC Staff Accounting Bulletin Topic 5.A, Expenses of Offering. These costs will be charged against the gross proceeds of the offering when it is completed. If the project financing or the ATM offering is not completed, the related deferred costs will be expensed in the period in which it becomes probable that the transaction will not be completed.

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is assessed by comparing the carrying amount of the asset to the estimated undiscounted future cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount exceeds those cash flows, an impairment loss is recognized in an amount equal to the excess of the carrying amount over the asset’s fair value.

Fair value is determined using appropriate valuation techniques, which may include discounted cash flow analyses or market-based approaches.

Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Income Taxes

Prior to February 12, 2026, the Company was treated as a limited liability company (“LLC”) for legal purposes and generally is not subject to federal and state income taxes, as its taxable income or loss is passed through to its members. Accordingly, no provision for federal and state income taxes has been recorded in the accompanying condensed consolidated financial statements.

On February 12, 2026, the Company filed an election on Internal Revenue Service (“IRS”) Form 8832 to change its U.S. federal income tax classification to a C corporation, effective as of February 12, 2026. As a result, for all periods beginning on or after February 12, 2026, the Company is subject to federal and state corporate income taxes on its taxable income.

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company is subject to certain state and local taxes, including franchise and other similar taxes, which will be recorded as general and administrative expenses in the accompanying condensed consolidated statements of operations.

The Company accounts for uncertainty in income taxes in accordance with GAAP. The Company recognizes the effect of income tax positions only if those positions are more likely than not to be sustained upon examination by taxing authorities. The Company did not have any significant unrecognized tax benefits as of July 31, 2026.

The Company calculates its interim income tax provision in accordance with ASC 740-270, Income Taxes – Interim Reporting. At the end of each interim period, the Company estimates its annual effective tax rate and applies that rate to year-to-date ordinary income to determine the income tax expense (or benefit) for the period. Discrete items, such as changes in tax rates or valuation allowances, are recognized in the period in which they occur. As the Company incurred a loss for the three and six months ended July 31, 2026, and has recorded a full valuation allowance against its net deferred tax assets, no income tax expense or benefit has been recorded for the interim period.

The Company’s tax returns for periods beginning on or after February 12, 2026 remain subject to examination by federal and state taxing authorities. Prior to the change in tax status, the Company was a pass-through entity and generally not subject to entity-level income tax examinations.

F-23

Earnings Per Share

The Company is a limited liability company (“LLC”) with 1,000 Common Units issued and outstanding as of July 31, 2026. The Common Units are not traded in a public market, and the Company has not filed, nor is it in the process of filing, with any regulatory agency in preparation for the sale of its Common Units in a public market. Accordingly, the Company is not required to present earnings per share under ASC 260, Earnings Per Share (“ASC 260”), and no such presentation is provided.

As of July 31, 2026, the Company also had 1,000 Preferred Units outstanding. In accordance with ASC 260, if the Company were required to present EPS, dividends on Preferred Units would be deducted from net income to arrive at income available to common unitholders, and the Preferred Units may be considered participating securities requiring the application of the two-class method for the allocation of earnings.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and assess performance. The Company views its operations and manages its business in one segment.

Related Party Transactions

The Company identifies related-party transactions in accordance with ASC 850, Related Party Disclosures (“ASC 850”), which requires disclosure of the nature of the relationship, the terms of the transaction, and any outstanding balances. A related party is generally defined as (i) any person that holds 10% or more of the Company’s units and their immediate families, (ii) the Company’s management, (iii) any entity that directly or indirectly controls, is controlled by, or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company.

A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Common types of related party transactions include, but are not limited to, sales, purchases, and transfers of real and personal property; services received or furnished; borrowings, lending, and guarantees; and use of property and equipment by lease or otherwise. The Company conducts business with its related parties in the ordinary course of business. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Transactions with related parties are subject to the disclosure requirements of ASC 850, even if they are not recognized in the financial statements. Related party transactions eliminated in the preparation of condensed consolidated financial statements are not required to be disclosed. Transactions with members, including promissory notes and other arrangements, are evaluated to ensure terms approximate those of comparable market transactions (see Note 7 — Related Party Transactions).

Leases

The Company accounts for leases in accordance with ASC Topic 842, Leases (“ASC 842”). The Company determines whether an arrangement is, or contains, a lease at inception. For leases with an initial term greater than 12 months, the Company recognizes a right-of-use (“ROU”) asset and a lease liability based on the present value of the future lease payments over the lease term. The Company uses an estimated incremental borrowing rate to discount future lease payments, as the rates implicit in the leases are not readily determinable. The Company has elected the practical expedient to not separate lease and non-lease components for its real estate leases. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

If the Company becomes reasonably certain to exercise a purchase option, the lease liability is remeasured to include the present value of the purchase option price, and the ROU asset is adjusted by the same amount. The lease is then reclassified as a finance lease from the date of remeasurement.

F-24

When a lease modification decreases the scope of a lease (including shortening the lease term), the Company remeasures the lease liability using a revised discount rate determined at the modification date. The Company proportionally decreases the carrying amount of the right-of-use asset to reflect the partial or full termination of the lease. Any difference between the reduction in the lease liability and the proportionate reduction in the right-of-use asset is recognized as a gain or loss in the condensed consolidated statements of operations at the modification date.

Recent Accounting Pronouncements

On December 14, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 amends ASC 740, Income Taxes, to expand income tax disclosures and requires that we disclose (i) the income tax rate reconciliation using both percentages and reporting currency amounts; (ii) specific categories within the income tax rate reconciliation; (iii) additional information for reconciling items that meet a quantitative threshold; (iv) the composition of state and local income taxes by jurisdiction; and (v) the amount of income taxes paid disaggregated by jurisdiction. The Company adopted ASU 2023-09 for the year ending January 31, 2027. The adoption of this guidance did not have a material impact on the Company’s condensed consolidated financial statements, as the Company has recorded a full valuation allowance against its deferred tax assets and has no material uncertain tax positions.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03 requires public business entities to disclose, in the notes to the financial statements, additional disaggregated information about certain expense captions presented on the face of the income statement, including amounts for specified categories such as purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion, as applicable. The amendments also require disclosure of selling expenses and, in annual reporting periods, the entity’s definition of selling expenses. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting ASU 2024-03 on its condensed consolidated financial statement disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”). ASU 2025-11 amends Topic 270 to improve the navigability of interim reporting guidance, clarify the applicability of interim reporting requirements, and provide additional guidance regarding the form and content of interim financial statements and related notes. The amendments also add a disclosure principle requiring entities to disclose events and changes since the end of the most recent annual reporting period that have had a material impact on the entity. The amendments are not intended to change the fundamental nature of interim reporting or expand or reduce current interim disclosure requirements. For public business entities, ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The amendments may be applied prospectively or retrospectively. The Company is currently evaluating the impact of adopting ASU 2025-11 on its interim condensed consolidated financial statement disclosures.

Note 4 — Deferred Costs

Deferred costs represent specific incremental costs incurred by the Company in connection with its financing activities that have not yet been completed as of the balance sheet date. These costs are deferred and will be applied against the proceeds of the related transaction when it is completed, or expensed if it becomes probable that the transaction will not be completed. As of July 31, 2026, deferred costs totaled $811,394, consisting of $789,257 related to project finance work and $22,137 related to the Company’s ATM offering.

The $789,257 project finance costs were incurred in connection with obtaining project-level financing for the Company’s data center facility. These costs are deferred in accordance with ASC 835-30, Interest — Imputation of Interest, and will be reclassified as a direct deduction from the carrying amount of the related debt liability and amortized over the term of the financing upon closing of the project financing. If the project financing is not completed, the deferred costs will be expensed in the period in which it becomes probable that the transaction will not be completed.

F-25

The $22,137 ATM costs represent specific incremental costs directly attributable to the Company’s at-the-market offering. These costs are deferred in accordance with SEC Staff Accounting Bulletin Topic 5.A, Expenses of Offering, and will be charged against the gross proceeds of the offering when it is completed. If the offering is not completed, the deferred costs will be expensed in the period in which it becomes probable that the transaction will not be completed.

The Company evaluates the recoverability of deferred costs at each reporting period. As of July 31, 2026, no portion of the deferred costs has been charged to expense.

Note 5 – Asset Acquisition – T20 Mining Group LLC

On February 13, 2026, the Company acquired 100% of the equity interests of T20 Mining Group LLC for total consideration of approximately $33.5 million. The acquisition was funded by the proceeds from the issuance of Preferred Units (see Note 12 - Members’ Deficit). The Company accounted for the transaction as an asset acquisition under ASC 805-50 because the acquired assets and liabilities did not meet the definition of a business under ASC 805, Business Combinations. Management determined that the acquired set lacked substantive processes, including an organized workforce, active hosting arrangements, and integrated operational systems necessary to continue outputs on a stand-alone basis. The hosting arrangements that previously supported mining operations expired subsequent to the acquisition date and were not renewed by the Company.

Purchase Price Allocation

The total cost of the acquisition was $33,650,000, which consists of cash consideration paid to the sellers of $33,500,000 and capitalized transaction costs of $150,000. The following table presents the allocation of the total cost to the identifiable assets acquired based on their relative fair values:

Asset (Liability) Category	Fair Value	% of Total Purchase Price
Buildings	$285,315	0.85%
Tools, machinery, and equipment	438,327	1.30%
Intangible - electric service agreement	32,642,125	97.00%
Operating lease ROU asset	1,399,000	4.16%
Lease liability	(1,399,000)	-4.16%
Other non-essential net assets	284,233	0.85%
Total purchase price allocation	$33,650,000	100.00%

The $150,000 is added to the total fair value of the acquired assets and the allocated cost represents the capitalization of direct transaction costs (primarily legal fees) incurred in connection with the acquisition, in accordance with ASC 805-50.

Reconciliation of Acquisition Cost to Cost at Disposal

The following table reconciles the total acquisition cost of $33,650,000 to the assets transferred to 10X Digital DropCo LLC (“DropCo”) and the assets retained by the Company:

Amount
Total acquisition cost	$33,650,000
Assets transferred to DropCo (see Note 5):
Buildings (after depreciation and impairment)	248,000
Tools, machinery, and equipment (after impairment)	381,000
Net non-essential net assets	214,233
Total non-essential net assets transferred to DropCo	$843,233
Less: Assets transferred to DropCo	(843,233)
Less: Q1 2026 activities (net loss from discontinued operations)	(164,642)
ESA Retained in Host Digital	$32,642,125

F-26

Intangible Asset – Electric Service Agreement (Indefinite Life)

The ESA is a long-term contract with a utility provider that secures power capacity for the Company’s planned data center operations. The fair value of the ESA was determined using an income approach (with-and-without method) and is classified within Level 3 of the fair value hierarchy due to the use of significant unobservable inputs. The significant unobservable input used in the valuation was a discount rate of 11.9%, which represents the Company’s weighted-average cost of capital. The ESA has been determined to have an indefinite life because the contractual term is renewable without significant cost or modification, and the Company expects to renew it indefinitely. Accordingly, the ESA is not amortized. Instead, it will be tested for impairment annually (or more frequently if events or changes in circumstances indicate that its carrying amount may not be recoverable) in accordance with ASC 350, Intangibles — Goodwill and Other.

Fixed Assets

The fair value of the fixed assets acquired from T20 was determined using a cost approach. The valuation considered replacement cost less physical depreciation and obsolescence; the mining equipment was valued at its estimated salvage value. All fixed assets acquired from T20 (buildings, site improvements, and mining-related equipment) were held by the Company from the acquisition date (February 13, 2026) until February 26, 2026, when they were transferred to another legal entity under common ownership, DropCo.

During the holding period from February 13, 2026 through February 26, 2026, the Company recognized depreciation of $11,696 on these assets to record the decline in service potential over the 14-day period from acquisition to transfer.

Prior to the transfer, the Company concluded that the decision to dispose of the assets shortly after acquisition was an impairment indicator under ASC 360-10-35-21(f). Accordingly, the Company performed a recoverability test and determined that the carrying amount of the mining equipment was not recoverable. The building was written down to its estimated fair value of $248,000, resulting in an impairment loss of $25,619. The equipment was written down to its estimated fair value of $381,000, resulting in an impairment loss of $57,327. The total impairment loss of $82,946 is included in discontinued operations (see Note 6 — Discontinued Operations).

As the transfer was to a commonly controlled entity without consideration, it was accounted for as a non-reciprocal transfer. In accordance with ASC 805-50-30-5, the assets were transferred at their carrying amount (after impairment), and no gain or loss was recognized in the statements of operations (see Note 5 — Discontinued Operations).

Operating Lease – Parking Lot

As part of the T20 acquisition, the Company assumed an operating lease for a parking lot facility (Fourth Amendment to Lease dated May 19, 2025). The lease has no purchase option and continues through June 30, 2034. The right-of-use asset and corresponding lease liability were recorded at $1,399,000 as of February 13, 2026. The Company uses an incremental borrowing rate of 10.45% for this lease. See Note 9 – Leases for further information.

Other Non-Essential Net Assets

Other non-essential net assets of $284,233 consist of various working capital items and liabilities acquired as part of the T20 transaction that management has determined are not essential to the Company’s core data center infrastructure operations. These items are not directly related to the Company’s primary strategic focus on developing and operating institutional-quality data centers supporting AI and HPC workloads. The Company determined these items to be non-essential based on their nature as short-term working capital items and their lack of strategic importance to the Company’s long-term data center strategy. These items primarily consist of cash of $810,860, accounts receivable of $735,427, accrued revenue of $300,723, crypto wallet of $116,619, prepaid insurance of $795, electric security deposit of $1,039,355, accounts payable of $959,551, accrued expenses of $510,640, loan payable (electric deposit) of $1,039,355, and hosting deposit of $210,000.

F-27

Transaction Costs

Direct transaction costs (legal, valuation, and due diligence fees) incurred in connection with the acquisition were approximately $150,000. Under ASC 805-50, these costs were capitalized as part of the cost of the assets acquired. The total cost of the acquisition of $33,650,000 reflected in the purchase price allocation above consists of cash consideration to the sellers of $33,500,000 and capitalized transaction costs of $150,000.

Note 6 – Discontinued Operations

On February 13, 2026, the Company acquired 100% of the equity interests of T20 Mining Group LLC as part of an asset acquisition (see Note 5– Asset Acquisition – T20 Mining Group LLC). The acquisition included certain assets and liabilities related to cryptocurrency mining operations. Shortly thereafter, on February 26, 2026, the Company transferred the mining-related assets to 10X Digital DropCo LLC (“DropCo”), a legal entity under common ownership, through a non-reciprocal transfer without receipt of any consideration.

The transfer was made pursuant to an Intercompany Asset Transfer and Use Agreement and a Bill of Sale and Assignment and Assumption Agreement, effective as of February 26, 2026. Under these agreements, the Company transferred certain assets acquired from T20 to DropCo, and DropCo granted the Company a license to use certain assets owned or controlled by DropCo as are reasonably necessary for the Company to draw, receive, and utilize electrical power pursuant to its Electric Service Agreement and related arrangements. The transfer reflects management’s decision to separate non-essential mining-related assets from the Company’s core data center infrastructure operations.

The Company determined that the mining operations acquired from T20 constituted a component of the entity, as the operations and cash flows of the mining activity were clearly distinguishable from the Company’s core data center infrastructure operations. The Company further determined that the disposal of the mining component represented a strategic shift that has a major effect on the Company’s operations and financial results, as the mining activity accounted for substantially all of the Company’s revenue during the period and the Company is exiting the cryptocurrency mining business to focus on its core data center operations. Accordingly, the mining component is presented as a discontinued operation in accordance with ASC 205-20.

As disclosed in Note 5– Asset Acquisition – T20 Mining Group LLC, in a transfer of assets between entities under common control, the assets were transferred to DropCo at their carrying amount (after depreciation and impairment), and no gain or loss was recognized, in accordance with ASC 805-50-30-5, which requires that assets transferred between entities under common control be measured at their carrying amounts. ASC 845-10-30-10 further provides that nonmonetary assets distributed to owners in a spinoff are measured at their recorded amount (after reduction for impairment). Additionally, ASC 360-10-45-15 requires that long-lived assets to be distributed to owners in a spinoff continue to be classified as held and used until the distribution date, which supports the carrying amount measurement basis.

For the three months ended April 30, 2026, the loss from discontinued operations consisted of revenue from mining and hosting services of $487,819, cost of sales of $487,819, resulting in gross profit of $0, depreciation expense of $11,696, loss on crypto asset remeasurement of $70,000, and impairment loss on fixed assets of $82,946, resulting in a net loss from discontinued operations of $164,642. Revenue from the discontinued mining operation represents amounts earned from providing mining and hosting services to external customers. Cost of sales primarily represents utility costs incurred in connection with mining operations. During the holding period, the Company recognized depreciation of approximately $11,696 on these assets (see Note 5 — Asset Acquisition – T20 Mining Group LLC).

F-28

The net loss from discontinued operations of $164,642 is presented on the face of the statements of operations as a separate line item below “Net loss from continuing operations.” The cash flows from discontinued operations are disclosed separately in the statement of cash flows. There were no discontinued operations activities during the three months ended July 31, 2026. For the three months ended April 30, 2026, the loss from discontinued operations consisted of the following major classes of line items:

Three Months Ended April 30, 2026
Revenue from mining and hosting services	$487,819
Cost of sales	(487,819)
Depreciation expense	(11,696)
Loss on crypto asset remeasurement	(70,000)
Impairment loss on fixed assets	(82,946)
Net loss from discontinued operations, net of tax	$(164,642)

Note 7 – Related Party Transactions

The Company has identified the following material related party relationships and transactions:

●	Loan Payable – 10X LLC - The Company has an outstanding loan from 10X LLC, an entity wholly owned by Hans Thomas, a member and Manager of the Company. The loan is evidenced by an Amended Loan Agreement dated July 31, 2026, which formalizes and consolidates all prior advances made by 10X LLC to the Company. The loan bears interest at 8% per annum and matures on January 31, 2027. The principal balance as of January 31, 2026 was $1,372,067. During the six months ended July 31, 2026, the Company made a voluntary prepayment of $500,000 on February 13, 2026, and received a new advance of $375,000 on April 30, 2026 and $605,181 on July 31, 2026 to fund a portion of the T20 asset acquisition and operations. As of July 31, 2026, the outstanding principal balance was $1,852,248. The loan is classified as a current liability due to its maturity within one year. For the three and six months ended July 31, 2026, the Company recognized interest expense of approximately $25,000 and $45,000, respectively (see Note 8 — Debt).

●	Transfer of Net Assets to DropCo (Commonly Controlled Entity) - On February 26, 2026, the Company transferred net assets with a carrying amount of $843,233 to DropCo, a commonly controlled entity, without consideration. The transfer was accounted for as a distribution to owners with no gain or loss recognized. (see Note 5 — Discontinued Operations).

●	Lease Guarantee - The lease for the Company’s primary facility (see Note 9 — Leases) is held by 10X East Tulsa LLC, a wholly owned subsidiary of the Company, as tenant. The tenant’s obligations under the lease are guaranteed by 10X Capital Partners Fund, LP, an entity controlled by a key member of the Company. In accordance with ASC 850, Related Party Disclosures, this related-party transaction has been disclosed. As of July 31, 2026, management has determined that it is not probable that the Company will be required to make any payments under this guarantee. Consequently, no liability has been recorded. Had it been probable, a liability would have been recognized.

●	Board Appointment Agreement — Shawn Matthews (Subsequent Event) - On August 26, 2026, subsequent to the balance sheet date, the Company entered into an Agreement for Board Appointment (the “Board Appointment Agreement”) with Shawn Matthews in connection with his expected appointment as Chairman of the Board upon consummation of the Merger with HCWC. Under the Board Appointment Agreement, Mr. Matthews will receive: (i) an annual cash retainer of $300,000; (ii) an initial equity award with a grant date target value of $7,500,000; (iii) an annual equity bonus with a target value of $7,500,000; and (iv) eligibility to earn additional equity awards upon achievement of specified market capitalization milestones. HCWC is not a party to the Board Appointment Agreement; however, HCWC expects to provide Mr. Matthews with the compensation set forth in the agreement following the consummation of the Merger. The Board Appointment Agreement is a related party transaction because Mr. Matthews will serve as Chairman of the Board of the combined company upon Merger closing. The agreement was entered into subsequent to the balance sheet date and is disclosed as a non-recognized subsequent event in accordance with ASC 855 (see Note 1 — Organization and Nature of Operations).

●	Conflicts of Interest - The Company’s management is aware of its responsibility to ensure that all related-party transactions are conducted on terms that are fair and reasonable to the Company. In accordance with its operating agreement, certain related-party transactions may require approval by disinterested members or the board of managers.

F-29

Note 8 – Debt

Related Party Loan – 10X LLC

The Company has an outstanding loan from 10X LLC, an entity that is a related party due to common ownership with a member of the Company. The loan was originally evidenced by a loan agreement with a principal balance of $1,372,067 as of January 31, 2026. On July 31, 2026, the Company entered into an Amended Loan Agreement (the “Loan Agreement”), which formalizes and consolidates all prior advances made by 10X LLC to the Company. As of July 31, 2026, the principal amount outstanding under the Loan Agreement was $1,852,248.

The loan bears interest at 8% per annum, calculated on a 365-day basis for the actual number of days elapsed. Interest is payable at maturity.

The loan matures on January 31, 2027. Because the maturity date is within twelve months of the balance sheet date (July 31, 2026), the outstanding principal and accrued interest are classified as a current liability on the condensed consolidated balance sheet.

Loan Activity During the Period

The outstanding balance of the related party loan at January 31, 2026 was $1,372,067. During the six months ended July 31, 2026, the Company made a voluntary prepayment of $500,000 on February 13, 2026, and received a new advance of $375,000 on April 30, 2026 and $605,181 on July 31, 2026 from 10X LLC to fund a portion of the T20 operations. As a result, the outstanding balance at July 31, 2026 was $1,852,248.

Interest Expense for Related Party Loan

For the three and six months ended July 31, 2026, the Company recognized interest expense on this loan of approximately $25,000 and $45,000, respectively.

Note 9 – Leases

The Company leases operating facilities under non-cancelable lease agreements. Lease commencement occurs on the date the Company obtains control of the leased property.

Property Lease (Data Center Facility) – Finance Lease

Original Operating Lease

On November 25, 2025, the Company, through its wholly owned subsidiary 10X East Tulsa LLC, entered into a commercial real estate lease for a data center facility in Tulsa, Oklahoma (the “Property Lease”). The Property Lease commenced on January 1, 2026, and originally had a five-year non-cancelable term (January 1, 2026 – December 31, 2030). The Property Lease contained a purchase option allowing the tenant to acquire the building for $23,500,000, exercisable with six months’ advance notice and closing required by October 1, 2026.

At commencement, management determined that exercise of the purchase option was not reasonably certain because the decision remained contingent on future operational developments (e.g., completion of the T20 Mining Group LLC acquisition, securing the power agreement, and tenant leasing prospects). Accordingly, the Property Lease was initially classified as an operating lease under ASC 842.

F-30

Exercise of Purchase Option and Reclassification to Finance Lease

On March 26, 2026, the Company exercised a purchase option contained in the Property Lease to acquire the Property for a fixed price of $23.5 million. In accordance with ASC 842, the exercise of the purchase option triggered a reassessment of the lease classification and a remeasurement of the lease liability. Since the purchase option is reasonably certain to be exercised, the Property Lease was reclassified as a finance lease effective March 26, 2026.

At the remeasurement date, the lease liability was recalculated to include the present value of the $23.5 million purchase option, discounted at the Company’s incremental borrowing rate of 15.75%. The right-of-use (ROU) asset was increased by the same amount as the increase in the lease liability. The purchase of the Property is expected to close on or before October 1, 2026. As of July 31, 2026, the purchase had not yet closed; therefore, the building is not recorded as owned property and remains classified as a finance lease ROU asset on the condensed consolidated balance sheet. Upon closing, the building will be reclassified to property, plant and equipment.

Purchase and Sale Agreement

On June 23, 2026, the Company, through its wholly owned subsidiary 10X East Tulsa LLC, entered into a Purchase and Sale Agreement (the “PSA”) with 5555 Property Developers, LLC to acquire the Property, which includes both the data center facility (subject to the Property Lease) and the parking lot (subject to the Parking Lot Lease). The total purchase price under the PSA is $27,650,000 plus an amount equal to the aggregate of all payments that would otherwise become due and payable under the Property Lease from and after the Closing Date through the expiration of the term of the Property Lease. The closing is scheduled to occur on or before October 1, 2026, subject to the Company’s right to extend the Closing Date for up to two successive 30-day periods.

As of July 31, 2026, the purchase had not yet closed; therefore, the building is not recorded as owned property and remains classified as a finance lease ROU asset on the condensed consolidated balance sheet. Upon closing of the PSA, the finance lease will be terminated and the building will be reclassified to property, plant and equipment.

Parking Lot Lease – Operating Lease (Acquired in T20 Transaction)

Acquisition

In connection with the T20 Mining Group LLC asset acquisition (see Note 5 - Asset Acquisition – T20 Mining Group LLC), the Company acquired a lease for a parking lot facility (Fourth Amendment to Lease dated May 19, 2025). The lease has no purchase option and no transfer of ownership. It is classified as an operating lease. The lease term runs through June 30, 2034, with monthly payments escalating annually as specified in the Fourth Amendment.

As of the acquisition date (February 13, 2026), the Company recorded an ROU asset and corresponding lease liability at the present value of remaining lease payments, which was determined to be $1,399,000. The discount rate used was 10.45% (the Company’s incremental borrowing rate for this lease). The lease is being amortized on a straight-line basis over the remaining lease term.

Commitment

On June 23, 2026, the Company entered into a Purchase and Sale Agreement (the “PSA”) to acquire the underlying property, which includes the parking lot. The closing of the PSA is scheduled for October 1, 2026. Upon the closing of the PSA, the existing parking lot lease will be terminated.

As of July 31, 2026, the closing of the PSA has not yet occurred, and therefore the lease remains in effect with no modifications or termination recognized during the period. The Company continues to amortize the ROU assets in accordance with its original amortization schedule. Upon the anticipated closing in October 2026, the Company will derecognize the remaining ROU asset and lease liability and recognize a gain or loss on lease termination in the period in which the closing occurs.

F-31

The following table summarizes the Company’s leases:

Balance Sheet Classification	July 31, 2026	January 31, 2026
Operating lease right-of-use assets	$1,347,182	$1,906,639
Finance lease right-of-use assets	21,871,038	-
Total right-of-use assets	$23,218,220	$1,906,639

Operating lease liability, current	$80,911	$22,246
Finance lease liability, current	22,872,121	-
Operating lease liability, net of current	1,296,650	1,353,997
Finance lease liability, net of current	-	-
Total lease liabilities	$24,249,682	$1,376,243

The amortization of the right-of-use assets of approximately $338,000 for the six months ended July 31, 2026 and was included in operating cash flows. The amortization of the right-of-use assets for three months ended July 31, 2026 was approximately $159,000.

The following table provides a summary of other information related to the leases at July 31, 2026 and January 31, 2026:

Other Information	July 31, 2026	January 31, 2026
Weighted-average remaining lease term for operating leases	7.8 years	4.92 years
Weighted-average discount rate for operating leases	10.45%	15.75%
Weighted-average remaining lease term for finance leases	0.2 years	0 years
Weighted-average discount rate for finance leases	15.75%	-%

The components of lease expenses for the three and six months ended July 31, 2026 was as follows:

	Three Months Ended July 31, 2026	Six Months Ended July 31, 2026
Operating lease cost	$113,098	$226,548
Finance lease cost - amortization of right-of-use assets	141,713	236,188
Finance lease cost - interest on lease liabilities	884,480	1,212,209
Total lease expense	$1,139,291	$1,674,945

The following table reconciles undiscounted cash flows to the present value of lease liabilities as of July 31, 2026:

Maturity of Lease Liabilities by Fiscal Year	Operating Leases	Finance Leases
2026 (remaining six months)	$109,148	$23,500,000
2027	224,662	-
2028	235,895	-
2029	247,690	-
2030	260,074	-
Thereafter	988,863	-
Total gross operating lease payments	$2,066,332	$23,500,000
Less: Imputed interest	(688,771)	(627,879)
Present value of future minimum lease payments	$1,377,561	$22,872,121

The following table reconciles undiscounted cash flows to the present value of lease liabilities as of January 31, 2026:

Operating Leases
Twelve months ending:
January 31, 2027	$42,537
January 31, 2028	511,725
January 31, 2029	527,076
January 31, 2030	542,889
January 31, 2031	511,298
Total gross operating lease payments	2,135,525

Less: imputed interest	(759,282)
Present value of future minimum lease payments	$1,376,243

The following table presents supplemental cash flow information for the six-month period ended July 31, 2026:

2026
Cash paid for operating lease liability	$(87,491)
Cash paid for finance lease liability	$-

F-32

Note 10 – Segment Information

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company operates in a single reportable segment: the development, ownership, and operation of institutional-quality data centers supporting AI and HPC workloads. The Company’s chief operating decision maker (“CODM”) is the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. The CODM evaluates the Company’s performance primarily based on the consolidated net loss, as reported in the condensed consolidated statements of operations, supplemented by certain significant expense details reflected in the table below.

There have been no changes in the determination of our single operating segment or the measurement of segment loss during the period.

The following table presents the Company’s segment information for the three and six months ended July 31, 2026 and 2025, which is derived from the information regularly provided to the CODM:

	For Three Months July 31, 2026	For the period from July 8, 2025 (Inception) through July 31, 2025	For Six Months July 31, 2026	For the period from July 8, 2025 (Inception) through July 31, 2025
Operating expenses:
Legal fee	$2,054,385	$-	$2,544,871	$-
Contractor and consulting fee	246,436	-	351,481	-
Auditing fee	213,855	-	213,855	-
Occupancy expense	20,900	-	41,801	-
Lease expense	113,098	-	226,548	-
Amortization expense — ROU asset	141,713	-	236,188	-
Other miscellaneous fee	3,210	-	3,210	-
Total operating expenses	2,793,597	-	3,617,954	-
Interest expense	909,626	-	1,256,800	-
Net loss from continuing operations before income taxes	$(3,703,223)	$-	$(4,874,754)	$-
Income tax benefit	-	-	-	-
Net loss from continuing operations	$(3,703,223)	$-	$(4,874,754)	$-
Net loss from discontinued operations, net of tax	-	-	(164,642)	-
Net loss	$(3,703,223)	$-	$(5,039,396)	$-

The Company’s segment assets are measured on the same basis as consolidated total assets. As of July 31, 2026, segment assets were $56,908,285.

The Company operates primarily in the United States and all of its long-lived assets are located in the United States. Revenue from external customers will be derived primarily from customers located in the United States.

F-33

Note 11 – Commitments and Contingencies

Preferred Units — Mandatory Redemption Feature

As discussed in Note 12 — Members’ Deficit, the Company issued 1,000 Preferred Units to Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. for total cash consideration of $33,500,000. Pursuant to the Unit Purchase Agreement, the Company is required to contribute substantially all of its assets to a publicly traded company (the “Contribution”) within a specified period following the issuance of the Preferred Units, subject to extension for SEC and Nasdaq review delays. If the Contribution is not completed within the Contribution Period, each Investor has the right to require the Company to redeem all of its Preferred Units for cash at a price equal to 150% of its original capital contribution (i.e., $50,250,000 in the aggregate). The redemption obligation is senior to all other equity interests of the Company.

The Merger with HCWC is intended to satisfy the Contribution requirement. However, there can be no assurance that the Merger will be completed or that the Contribution will occur within the required timeframe. See Note 12 — Members’ Deficit for additional information.

Merger Agreement

On May 27, 2026, the Company entered into a Merger Agreement with HCWC, a Delaware corporation whose Class A common stock is listed on the NYSE American, and a wholly owned subsidiary of HCWC. Pursuant to the Merger Agreement, HCWC’s wholly owned subsidiary will merge with and into Host Digital, with Host Digital surviving as a wholly owned subsidiary of HCWC.

On August 27, 2026, HCWC stockholders approved all proposals required to complete the merger, satisfying a key closing condition. The companies currently expect to complete the merger during late September 2026, subject to the satisfaction or waiver of remaining closing conditions. The Merger remains subject to the satisfaction or waiver of the remaining closing conditions. There can be no assurance that the Merger will be completed. See Note 1 — Organization and Nature of Operations for additional information.

Purchase and Sale Agreement

On June 23, 2026, the Company, through its wholly owned subsidiary 10X East Tulsa LLC, entered into a Purchase and Sale Agreement (the “PSA”) with 5555 Property Developers, LLC to acquire approximately 14.10 acres of land and the improvements thereon (the “Property”) located in Tulsa, Oklahoma. The Property includes both the data center facility (subject to the Property Lease) and the parking lot (subject to the Parking Lot Lease).

The total purchase price under the PSA is $27,650,000 plus an amount equal to the aggregate of all payments that would otherwise become due and payable under the Property Lease from and after the Closing Date through the expiration of the term of the Property Lease. The PSA does not allocate the purchase price between the Property and the parking lot; such allocation will be performed at closing based on the relative fair values of the respective assets.

The closing is scheduled to occur on or before October 1, 2026, subject to the Company’s right to extend the Closing Date for up to two successive 30-day periods. There can be no assurance that the acquisition will be completed on the terms currently contemplated, or at all. See Note 1 — Organization and Nature of Operations for further discussion.

Tenant Lease (Subsequent Event)

On August 7, 2026, subsequent to the balance sheet date, the Company secured a 15-year, take-or-pay lease as a lessor with one of the world’s largest privately held cloud infrastructure companies for its data center facility in northeast Oklahoma. The lease is expected to be supported by a backstop from a U.S.-based, investment-grade global technology company.

F-34

The long-term, committed, take-or-pay agreement represents approximately $1.25 billion in contracted revenue over the 15-year base term and covers 43 MW of critical IT load capacity at the Company’s currently energized facility. The lease includes annual rent escalators and renewal options and represents approximately $3.2 billion in contracted revenue if all renewal options are exercised over a 30-year total term. Delivery to the tenant is expected in the first quarter of 2027.

This lease strengthens the Company’s ability to obtain project financing for the acquisition of the Property and supports management’s plans to address the going concern uncertainty (see Note 2 — Going Concern).

Lease Guarantee

The lease for the Company’s primary facility (see Note 9 — Leases) is guaranteed by 10X Capital Partners Fund, LP, an entity controlled by a key member of the Company. The guarantee is unconditional and covers all obligations of the tenant under the lease, including the payment of rent and other charges. As of July 31, 2026, management has determined that it is not probable that the guarantor will be required to make any payments under this guarantee. Accordingly, no liability has been recorded. If the guarantee were to be called, the maximum potential amount of future payments would be the remaining lease payments under the original lease term (which, however, will be superseded by the purchase option closing). The Company believes the likelihood of any material payment is remote.

Indemnification Obligations

In the ordinary course of business, the Company may enter into agreements that contain indemnification provisions, including indemnifications of directors, officers, and employees under the Company’s operating agreement. The Company may also indemnify counterparties in certain contracts, such as service providers or customers, for losses arising from the Company’s breach of contract, negligence, or intellectual property infringement. As of July 31, 2026, the Company is not aware of any pending or threatened claims that would require material payment under any indemnification provision, and no liability has been accrued.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings or claims arising in the ordinary course of business. As of July 31, 2026, there are no pending or threatened legal proceedings against the Company that management believes would have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Contractual Commitments for Power and Other Services

The Company, through its subsidiaries, has entered into two Electric Service Agreements with Public Service Company of Oklahoma to secure power capacity for its data center facility — a 20 MW agreement dated July 25, 2023, and a 25 MW agreement dated June 26, 2024. Each ESA included an initial 12-month term with minimum monthly billing requirements of $86,614 and $161,300 per month, respectively. As of July 31, 2026, both initial terms have expired, and the ESAs continue on a year-to-year basis with billing based on metered quantities and no minimum billing requirement. The Company’s only remaining enforceable minimum payment commitment under the ESAs is approximately $248,000, representing the 30-day termination notice period for each contract. The Company expects to pass through a substantial portion of its ongoing utility costs to future tenants under long-term lease arrangements, but such pass-through is not guaranteed.

F-35

Note 12 – Members’ Deficit

 Common Units

The Company’s authorized Common Units consist of 1,000 units, of which 1,000 were issued and outstanding as of July 31, 2026. Holders of Common Units are entitled to one vote per unit and participate in distributions as set forth in the Company’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”). As of July 31, 2026, the Common Units were held by Hans Thomas (45%), Harmol Samra (45%), and Alexander Monje (10%). No capital contributions have been made by the holders of Common Units.

Preferred Units

On February 13, 2026, the Company issued 1,000 Preferred Units to Graham Macro Strategic Ltd. and Graham Credit Opportunities Ltd. (collectively, the “Investors”) for total cash consideration of $33,500,000. The proceeds were used to fund the T20 Mining Group LLC asset acquisition (see Note 5 - Asset Acquisition – T20 Mining Group LLC). The Preferred Units have the following characteristics:

●	Liquidation Preference: The Preferred Units rank senior to Common Units with respect to distributions and payments upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company. The liquidation preference is equal to the greater of (i) the original investment amount ($33,500,000) and (ii) the amount the Investors would have received had the Preferred Units been converted into Common Units immediately prior to such liquidation.

●	Dividends: The Preferred Units do not bear a stated dividend rate nor any preferential dividends. However, they participate in any distributions declared on Common Units on an as-converted basis.

●	Conversion: The Preferred Units are not automatically convertible. A conversion ratio of 1:1 is used solely for purposes of calculating as-converted entitlements and does not confer voting rights.

●	Voting Rights: Except for certain consent rights described in the LLC Agreement (e.g., approval of mergers, asset sales, debt incurrence, and other major transactions), the Preferred Units carry no voting rights.

Mandatory Redemption Feature

Pursuant to the Unit Purchase Agreement, the Company is required to contribute substantially all of its assets to a publicly traded company (“Contribution”) within a specified period following the issuance of the Preferred Units (the “Contribution Period”), subject to extension for SEC and Nasdaq review delays. If the Contribution is not completed within the Contribution Period, each Investor has the right to require the Company to redeem all of its Preferred Units for cash at a price equal to 150% of its original capital contribution (i.e., $50,250,000 in the aggregate). The redemption obligation is senior to all other equity interests of the Company.

The Contribution Period was originally scheduled to expire on May 14, 2026, subject to a possible 60-day extension for delays primarily attributable to SEC review. As of July 31, 2026, the Contribution had not been completed. However, the Company and the Investors mutually agreed to extend the Contribution Period beyond July 31, 2026 to allow the Company to complete the Contribution through the proposed merger with HCWC. Because the Contribution Period had been extended by mutual agreement, the mandatory redemption feature was not exercisable by the Investors as of July 31, 2026. Accordingly, the Preferred Units remained classified as temporary equity on the condensed consolidated balance sheet as of July 31, 2026, and no reclassification to a liability was recorded.

The Merger with HCWC is intended to satisfy the Contribution requirement. On August 27, 2026, HCWC stockholders approved all proposals required to complete the merger, including the Stock Issuance Proposal, the Authorized Shares Proposal, and the Name Change Proposal. The companies currently expect to complete the merger during late September 2026, subject to the satisfaction or waiver of remaining closing conditions. There can be no assurance that the Merger will be completed or that the Contribution will occur within the required timeframe.

F-36

Temporary Equity Classification

Because the mandatory redemption feature is not solely within the Company’s control (the Contribution is subject to regulatory approvals and other conditions), the Preferred Units are required to be classified as temporary equity (mezzanine equity) under ASC 480, Distinguishing Liabilities from Equity and related SEC guidance. As of July 31, 2026, the Preferred Units are presented outside of permanent equity on the condensed consolidated balance sheet with a carrying amount of $33,500,000.

The Contribution must be completed within 90 days of February 13, 2026 (the issuance date of the Preferred Units), subject to a possible 60-day extension for delays primarily attributable to SEC reviews. Management evaluates the probability of the Contribution’s completion at each reporting period. If it becomes probable that the Contribution will not be completed, the Preferred Units would be reclassified as a liability at their then-fair value (including the 150% redemption premium). As of July 31, 2026, no such reclassification has occurred.

Accumulated Deficit

The Company has incurred net losses since inception. As of July 31, 2026, accumulated deficit was approximately $5.6 million.

Note 13– Subsequent Events

Management has evaluated events and transactions occurring after July 31, 2026, through the date these financial statements were issued, and has identified the following material subsequent events requiring disclosure.

Merger with Healthy Choice Wellness Corp.

On August 27, 2026, HCWC stockholders approved all proposals required to complete the previously announced merger with HCWC, satisfying a key closing condition. HCWC filed the final voting results from the special stockholders meeting with the SEC on Form 8-K on August 27, 2026.

Subject to the satisfaction or waiver of the remaining closing conditions, the companies currently expect to complete the merger during late September 2026. At closing, Host Digital will become a wholly owned subsidiary of HCWC, and former Host Digital members are expected to own approximately 96% of HCWC’s outstanding Class A common stock. The combined company expects to continue trading on the NYSE American under the ticker symbol “HOST,” subject to exchange approval.

Reverse Stock Split

On August 27, 2026, HCWC stockholders approved an amendment to HCWC’s certificate of incorporation authorizing the Board of Directors, in its discretion, to effect a reverse stock split of HCWC’s Class A common stock at a ratio of up to and including 1-for-100. The Board subsequently approved a 1-for-35 reverse stock split (the “Reverse Stock Split”).

The Reverse Stock Split became effective on August 28, 2026 at 11:59 p.m., Eastern Time. HCWC’s Class A common stock began trading on a split-adjusted basis on the NYSE American under the symbol “HCWC” on Monday, August 31, 2026. The Reverse Stock Split is being effected in connection with the Merger and is intended to help the combined company satisfy the NYSE American’s minimum share price requirement of $4.00 for initial listing.

At the Effective Time of the Reverse Stock Split, every thirty-five shares of HCWC’s issued and outstanding Class A common stock were automatically converted into one issued and outstanding share of Class A common stock, without any change in the par value per share. No fractional shares were issued; stockholders who would otherwise be entitled to receive a fractional share had that fractional interest rounded up to the next whole share.

Tenant Lease

On August 7, 2026 (subsequent to the balance sheet date), Host Digital secured a 15-year, take-or-pay lease as a lessor with one of the world’s largest privately held cloud infrastructure companies. The lease is expected to be supported by a backstop from a U.S.-based, investment-grade global technology company.

The long-term, committed, take-or-pay agreement represents approximately $1.25 billion in contracted revenue over the 15-year base term and covers 43 MW of critical IT load capacity at Host Digital’s currently energized data center facility in northeast Oklahoma. The lease includes annual rent escalators and renewal options and represents approximately $3.2 billion in contracted revenue if all renewal options are exercised over a 30-year total term. Delivery to the tenant is expected in the first quarter of 2027.

This lease strengthens the Company’s ability to obtain project financing for the acquisition of the Property and supports management’s plans to address the going concern uncertainty (see Note 1 — Organization and Nature of Operations and Note 2 — Going Concern).

F-37

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial statements of Host Digital Inc. (f/k/a Healthy Choice Wellness Corp.) (“Parent” or “HCWC”) and Host Digital Infrastructure LLC (“Host Digital”) after giving effect to the merger (the “Merger”) described in this Current Report on Form 8-K. On May 27, 2026, Parent, Healthy Choice Wellness II Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Host Digital entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on September 17, 2026, Merger Sub merged with and into Host Digital, with Host Digital surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Entity”). As a result of the Merger, the separate corporate existence of Merger Sub ceased, and Host DI continues as a Delaware limited liability company and a wholly owned subsidiary of Parent.

In connection with the Merger, all of the Common Units and Preferred Units of Host Digital (collectively, the “Company Units”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) were converted into the right to receive (i) shares of Class A common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) determined in accordance with the Exchange Ratio (as set forth in the Merger Agreement), or (ii) at the election of the holder, pre-funded warrants (“Pre-Funded Warrants”) to purchase Parent Common Stock at an exercise price of $0.001 per share, in lieu of such shares (collectively, the “Merger Consideration”). The Exchange Ratio was based on a Base Price of $425,000,000 (as set forth in the Merger Agreement) divided by the Applicable Share Price (subject to a collar), and then divided by 2,000 (the total number of Company Units outstanding prior to the Effective Time). The Merger Consideration was allocated among the holders of Company Units as set forth in the Allocation Certificate described in the Merger Agreement. The parties intend that the Merger qualify as a transaction described in Section 351(a) of the Code.

The Merger was accounted for as a reverse acquisition under U.S. generally accepted accounting principles (“GAAP”) in accordance with Accounting Standards Codification Topic 805, Business Combinations. Host Digital was identified as the accounting acquirer because its former members hold a majority of the voting rights in the combined entity, designate a majority of the board of directors, and appoint senior management. Parent was the accounting acquiree. Under the acquisition method of accounting, the assets and liabilities of Parent were be recorded at their estimated fair values as of the acquisition date, and any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill.

The consolidated financial statements of the combined company after the Merger represent a continuation of the financial statements of Host Digital (the accounting acquirer), except for its capital structure. Host Digital’s historical equity is eliminated and replaced with the legal capital structure of Parent (the legal acquirer). The number of shares of Parent Common Stock issued to Host Digital’s former members is used to restate Host DI’s historical equity for all periods presented, with any difference between the par value of the new shares and the historical par value of Host Digital’s equity recorded as an adjustment to additional paid-in capital. This restatement is required under reverse acquisition accounting (ASC 805-40) and is not a standalone recapitalization. The assets and liabilities of Host Digital are carried over at their historical carrying values, as the combined entity is a continuation of Host Digital’s financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical balance sheet of Parent as of that date with the historical balance sheet of Host Digital as of July 31, 2026 (the closest practicable date to align to June 30, 2026), as if the Merger had occurred on June 30, 2026.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 combine the historical results of Parent and Host Digital for those periods as if the Merger had occurred on January 1, 2025. Parent’s historical results for the year ended December 31, 2025 are derived from its audited consolidated financial statements incorporated by reference into this proxy statement. Host Digital’s historical results for the Period from July 8, 2025 (inception) through January 31, 2026 are derived from its audited financial statements and have been aligned to the twelve months ended December 31, 2025 using interim stub-period adjustments. The pro forma statement of operations for the six months ended June 30, 2026 reflects the combined results of Parent and Host Digital for the period ended June 30, 2026, as required by Regulation S-X Rule 11-02(c)(2)(i). Although Host Digital’s balance sheet is as of July 31, 2026, the 30-day difference between the balance sheet date (July 31) and the income statement period end (June 30) is less than one fiscal quarter and is permitted under Rule 11-02(c)(3). Host Digital’s historical results for the six months ended July 31, 2026 have been evaluated for materiality and are not considered material to the pro forma statement of operations for the six months ended June 30, 2026.

The Merger is presented in the unaudited pro forma condensed combined financial information; however, the Parent’s accounting analysis for certain aspects of the Merger is incomplete as of the date of this filing. The unaudited pro forma combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger. Because the accounting for these items remains incomplete, the final pro forma adjustments may differ materially from those presented in this Current Report on Form 8-K. Parent will update the pro forma financial information in subsequent filings as the analyses are completed. See Note 2 – In-process Accounting Analysis. The pro forma information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or financial condition of the combined company would have been had the Merger occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial condition.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Parent and Host Digital, the notes thereto, and the other information contained in this Current Report on Form 8-K.

F-38

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

	HCWC Historical (Actual from 10-Q) (6/30/26)	Host Digital Historical (7/31/26)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$893,825	$-	$-		$893,825
Accounts receivable, net	253,253	-	-		253,253
Inventories	4,016,277	-	-		4,016,277
Prepaid expenses and vendor deposits	247,754	236,546	-		484,300
Deferred costs	1,221,474	811,394	(2,032,868)	A	-
Due from related party	180,084	-	-		180,084
Other current assets	132,912	-	-		132,912
TOTAL CURRENT ASSETS	6,945,579	1,047,940	(2,032,868)		5,960,651

Property, plant, and equipment, net	1,786,837	-	29,785,526	B	31,572,363
Intangible assets - electric service agreement	-	32,642,125	-		32,642,125
Intangible assets, net	3,708,809	-	-		3,708,809
Goodwill	2,212,000	-	422,788,000	C	425,000,000
Right-of-use assets – operating lease	10,085,408	1,347,182	(1,347,182)	B	10,085,408
Right-of-use assets – finance lease	132,958	21,871,038	(21,871,038)	B	132,958
Investment in other entity - related party	2,242,769	-	-		2,242,769
Other assets	624,877	-	-		624,877
TOTAL ASSETS	$27,739,237	$56,908,285	$427,322,438		$511,969,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$9,053,036	$3,707,689	$666,852	A	$13,427,577
Contract liabilities	35,101	-	-		35,101
Current portion of loans payable	1,107,329	-	-		1,107,329
Operating lease liability, current	3,341,179	80,911	(80,911)	B	3,341,179
Finance lease liability, current	28,433	22,872,121	(22,872,121)	B	28,433
Due to related party	-	-	-		-
Loan Payable - Related Party	-	1,852,248	-		1,852,248
Other liabilities	14,833	-	29,785,526	B	29,800,359
TOTAL CURRENT LIABILITIES	13,579,911	28,512,969	7,499,346		49,592,226

Loans payable, net of current portion	3,621,387	-	-		3,621,387
Operating lease liability, net of current	6,869,472	1,296,650	(1,296,650)	B	6,869,472
Finance lease liability, net of current	107,972	-	-		107,972
Other long-term liabilities	56,327	-	-		56,327
TOTAL LIABILITIES	24,235,069	$29,809,619	6,202,696		60,247,384

COMMITMENTS AND CONTINGENCIES

Redeemable Preferred Units (Temporary Equity)	-	33,500,000	(33,500,000)	D	-

STOCKHOLDERS’ EQUITY
Class A common stock, $0.001 par value per share, 1,900,000,000 shares authorized; 854,068 and 571,164 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	854	-	45,316	E	46,170
Class B common stock, $0.001 par value per share, 60,000,000 shares authorized and 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	-	-	-		-
Series A convertible preferred stock, $0.001 par value per share, 40,000,000 shares authorized, 5,250 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	5	-	-		5
Common units (1,000 units and 0 units issued and outstanding as of April 30, 2026 and January 31, 2026, no par value; no capital contributions)	-	-	-	D	-
Additional paid-in capital/Members’ capital	14,913,955	(843,233)	456,421,816	A/D/F	457,234,502
Additional paid-in capital adjustment	-		(13,258,036)	C/B/G	-
Accumulated deficit	(11,410,646)	(5,558,101)	11,410,646	H	(5,558,101)
TOTAL STOCKHOLDERS’ EQUITY	3,504,168	(6,401,334)	454,619,742		451,722,576

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,739,237	$56,908,285	$427,322,438		$511,969,960

F-39

(A)	Transaction costs of approximately $5,500,000 are reflected in the pro forma adjustment as a $2,032,868 elimination of deferred costs and corresponding reduction of additional paid-in capital (offering-related costs deferred under SAB Topic 5.A), and a $666,852 increase to accrued expenses and corresponding increase to accumulated deficit (acquisition-related costs expensed under ASC 805-10-25-23). The $2,800,280 of acquisition-related costs already incurred, expensed or accrued by Host Digital and HCWC in their historical financial statements are included in the historical accumulated deficit and require no additional pro forma adjustment. Refer to Note 4 — Transaction Costs for further detail.

(B)	The adjustment reflects the acquisition of the Project Facility and the parking lot, which is recorded as an increase to property, plant and equipment of $29,785,526, representing the Purchase Price under the Purchase and Sale Agreement dated June 23, 2026. The Purchase Price consists of (i) a base purchase price of $27,650,000 and (ii) $2,135,526 representing the aggregate of all payments that would otherwise become due and payable under the Existing Lease from and after the Closing Date through the expiration of the term of the Existing Lease. The existing finance lease right-of-use asset of $21,871,038 and corresponding finance lease liability of $22,872,121 are eliminated, as the finance lease for the data center facility is replaced by the acquisition of the underlying asset, resulting in a gain on lease termination of $1,001,083. The adjustment also eliminates the operating lease right-of-use asset of $1,347,182 and the corresponding operating lease liability of $1,377,561 (current portion of $80,911 and long-term portion of $1,296,650) for the parking lot, as the parking lot is included in the acquired property, resulting in a gain on lease termination of $30,379. The aggregate net gain on lease terminations of $1,031,462 is recorded as a reduction to accumulated deficit. A corresponding liability for the unpaid purchase price of $29,785,526 is recorded as other liability.

(C)	The $422,788,000 of goodwill reflected in the pro forma condensed combined balance sheet consists of (i) the preliminary recording of the $425,000,000 Base Price as goodwill, reduced by (ii) the elimination of HCWC’s historical goodwill of $2,212,000, which is not carried forward under reverse acquisition accounting. Refer to Note 5 – Goodwill for further detail.

(D)	The adjustment eliminates Host Digital’s preferred units ($33,500,000, classified as mezzanine equity) and common units (no par value, no capital contributions), as all outstanding Company Units are converted into HCWC Common Stock in connection with the Merger. The elimination of the Preferred Units assumes the successful closing of the Merger. If the Merger does not close, the Preferred Units would remain outstanding as temporary equity, subject to the mandatory redemption feature described in Host Digital’s historical financial statements. The issuance of HCWC Common Stock is recorded in adjustment (E).

(E)	The adjustment reflects the aggregate par value of $45,316 (at $0.001 per share) for all new shares of HCWC Common Stock issued in connection with the Merger, after giving effect to the 1-for-35 reverse stock split effected on August 28, 2026. This includes approximately 44,973,545 shares issued to Host Digital’s unitholders as Merger Consideration (based on a Base Price of $425,000,000 divided by the Applicable Share Price of $0.27, as adjusted for the reverse stock split) and approximately 342,857 bonus shares issued to HCWC’s directors, officers and employees (representing the 12,000,000 pre-split bonus shares as adjusted for the reverse stock split). The corresponding excess over par value is recorded in adjustment (F).

(F)	The adjustment of $456,421,816 to additional paid-in capital consists of (i) $424,954,684 representing the excess fair value over par value of new shares issued in the Merger, after giving effect to the 1-for-35 reverse stock split effected on August 28, 2026 (including approximately 44,973,545 shares issued to Host Digital’s unitholders and approximately 342,857 bonus shares issued to HCWC’s directors, officers and employees), (ii) $33,500,000 representing the conversion of Host Digital’s preferred units into HCWC Common Stock, and (iii) a $2,032,868 reduction for deferred offering costs under SAB Topic 5.A.

(G)	The ($13,258,036) reflects the adjustment that eliminates HCWC’s historical additional paid-in capital as part of the reverse acquisition accounting. HCWC’s old equity structure is replaced by new equity issued to Host Digital’s members. The adjustment also includes removing $2,212,000 HCWC goodwill upon merger, and additional accrual for acquisition related legal fee of $666,852. The adjustment has been reduced by the net gain on lease terminations of $1,031,462, which consists of a $30,379 gain on the parking lot operating lease termination and a $1,001,083 gain on the property finance lease termination, both of which are included in Ticker B. Refer to Ticker B for further detail regarding the lease terminations and the acquisition of the Project Facility and parking lot.

(H)	The $11,410,646 reflects the adjustment that eliminates HCWC’s accumulated deficit because the combined company will carry forward the retained earnings (or accumulated deficit) of the accounting acquirer, not HCWC’s.

F-40

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

	HCWC Historical (Actual from 10-Q)	Host Digital Historical (Six Months Ended July 31, 2026)	Pro Forma Adjustments	Notes	Pro Forma Combined
SALES, NET	$34,854,867	$-	$-		$34,854,867

COST OF SALES	21,510,364	-	-		21,510,364
		-
GROSS PROFIT	13,344,503	-	-		13,344,503

OPERATING EXPENSES	17,600,683	3,617,954	(645,624)	I	20,573,013

LOSS FROM OPERATIONS	(4,256,180)	(3,617,954)	645,624		(7,228,510)

OTHER INCOME (EXPENSE)					-
Loss on debt extinguishment	(435,441)	-	-		(435,441)
Other (expense) income, net	(1,886)	-	-		(1,886)
Interest expense, net	(343,119)	(1,256,800)	1,212,209	J	(387,710)
Loss from equity investment	(83,389)	-	-		(83,389)
Impairment loss on equity method investment	(1,623,922)	-	1,623,922	K	-
TOTAL OTHER INCOME (EXPENSE), NET	(2,487,757)	(1,256,800)	2,836,131		(908,426)

LOSS BEFORE TAXES	(6,743,937)	(4,874,754)	3,481,755		(8,136,936)

INCOME TAX BENEFIT	-	-	-		-

NET LOSS FROM CONTINUING OPERATIONS	$(6,743,937)	$(4,874,754)	$3,481,755		$(8,136,936)

TOTAL NET LOSS PER SHARE-BASIC AND DILUTED	$(9.71)	$-	$0.08		$(0.18)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES	694,355	-	45,316,402	L	46,010,757

(I)

The ($645,624) adjustment eliminates $226,548 of parking lot and property lease expenses, $236,188 of property finance ROU amortization, and $537,375 of HCWC stock-based compensation, and adds $354,487 of depreciation expense on the acquired property and parking lot. Refer to Ticker B for further detail regarding the acquisition of the Project Facility and parking lot.

(J)	The $1,212,209 adjustment removes finance lease interest from interest expense as the related finance lease was terminated upon acquisition of the Project Facility.

(K)	The $1,623,922 positive adjustment eliminates HCWC’s historical impairment loss on its investment in a related party (HCMC).

(L)	Reflects the issuance of (i) approximately 44,973,545 shares of HCWC Common Stock to Host Digital’s unitholders as Merger Consideration and (ii) approximately 342,857 bonus shares to HCWC’s officers, directors and employees upon a change of control, in each case as adjusted for the 1-for-35 reverse stock split effected on August 28, 2026.

F-41

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	HCWC Historical (Actual from 10-K)	Host Digital Historical (for period from July 8, 2025 (inception) through January 31, 2026)	Pro Forma Adjustments	Notes	Pro Forma Combined
SALES, NET	$78,205,678	$-	$-		$78,205,678

COST OF SALES	47,548,514	-	-		47,548,514
		-
GROSS PROFIT	30,657,164	-	-		30,657,164

OPERATING EXPENSES	33,141,280	510,392	1,278,326	M	34,929,998

LOSS FROM OPERATIONS	(2,484,116)	(510,392)	(1,278,326)		(4,272,834)

OTHER INCOME (EXPENSE)					-
Loss on debt extinguishment	(441,130)	-	-		(441,130)
Other income, net	2,315	-			2,315
Interest expense, net	(1,012,871)	(8,313)	-		(1,021,184)
TOTAL OTHER INCOME (EXPENSE), NET	(1,451,686)	(8,313)	-		(1,459,999)

LOSS BEFORE TAXES	(3,935,802)	(518,705)	(1,278,326)		(5,732,833)

INCOME TAX BENEFIT	-				-

NET LOSS	$(3,935,802)	$(518,705)	$(1,278,326)		$(5,732,833)

BASIC AND DILUTED NET LOSS PER SHARE	$(8.31)	$-	$(0.03)		$(0.13)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES	473,468	-	45,316,402	L	45,789,870

(M)	The $1,278,326 adjustment eliminates $97,500 of HCWC stock-based compensation, adds $708,974 of depreciation expense on the acquired property and parking lot, and adds $666,852 of acquisition-related costs expensed under ASC 805-10-25-23. Refer to Ticker B for further detail regarding the acquisition of the Project Facility and parking lot.

(L)	Reflects the issuance of (i) approximately 44,973,545 shares of HCWC Common Stock to Host Digital’s unitholders as Merger Consideration and (ii) approximately 342,857 bonus shares to HCWC’s officers, directors and employees upon a change of control, in each case as adjusted for the 1-for-35 reverse stock split effected on August 28, 2026.

F-42

Selected Per Share Data (Unaudited)

The following tables present historical and pro forma earnings per share, book value per share, and dividends per share in accordance with Items 14(b)(9) and (b)(10) of Schedule 14A under the Securities Exchange Act of 1934. All per-share amounts and share counts have been retroactively adjusted to reflect the 1-for-35 reverse stock split effected on August 28, 2026.

	Year Ended December 31, 2025	Six Months Ended June 30, 2026
Earnings Per Share
Historical HCWC basic and diluted net loss per share	$(8.31)	$(9.71)
Pro forma combined basic and diluted net loss per share	$(0.13)	$(0.18)

	Year Ended December 31, 2025	Six Months Ended June 30, 2026
Book Value Per Share
Historical HCWC book value per share (as of period end)	$12.79	$4.10
Pro forma combined book value per share (as of June 30, 2026)	$-	$9.78

	Year Ended December 31, 2025	Six Months Ended June 30, 2026
Dividends Per Share
Historical HCWC dividends per share	$-	$-
Pro forma combined dividends per share	$-	$-

F-43

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Healthy Choice Wellness Corp. (“HCWC”) and the historical financial statements of Host Digital Infrastructure LLC (“Host Digital”) as adjusted to give effect to the transaction accounting adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) to reflect the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of May 27, 2026 (the “Merger Agreement”), by and among HCWC, Healthy Choice Wellness II Corp., a Delaware corporation and wholly owned subsidiary of HCWC (“Merger Sub”), and Host Digital.

The Merger is considered a reverse acquisition under GAAP because the former members of Host Digital will hold a majority of the voting rights in the combined entity, will designate a majority of the board of directors, and will appoint senior management. As a result, Host Digital is identified as the accounting acquirer and HCWC as the accounting acquiree. The accompanying unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and based on the historical financial information of HCWC and Host Digital, after giving effect to the Merger and the adjustments described herein. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the Merger and (ii) factually supportable. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, as permitted by such rules and regulations.

In connection with the Merger, HCWC effected a 1-for-35 reverse stock split of its Class A Common Stock, par value $0.001 per share, which became effective at 11:59 p.m., Eastern Time, on August 28, 2026. The reverse stock split did not change the number of authorized shares of HCWC’s capital stock or the par value per share of the Class A Common Stock. All share counts and per-share amounts in the accompanying unaudited pro forma condensed combined financial information have been retroactively adjusted to reflect the reverse stock split as if it had occurred at the beginning of the earliest period presented. Because the reverse stock split was effected after the June 30, 2026 balance sheet date but before the issuance of these pro forma financial statements, the retroactive adjustment is required under SAB Topic 4.C and ASC 260-10-55.

In connection with the Merger, HCWC also amended its certificate of incorporation to increase the number of authorized shares of HCWC capital stock from 600,000,000 to 2,000,000,000, consisting of (i) 1,960,000,000 shares of common stock, of which 1,900,000,000 are designated Class A common stock and 60,000,000 are designated Class B common stock, and (ii) 40,000,000 shares of preferred stock, of which 13,250 are designated Series A Convertible Preferred Stock. The authorized shares amendment became effective concurrently with the reverse stock split on August 28, 2026. The increase in authorized shares is reflected in the pro forma balance sheet caption and does not affect the dollar amounts of the pro forma equity balances.

The unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had occurred on January 1, 2025. Accordingly, the pro forma weighted-average shares outstanding include (i) HCWC’s historical weighted average shares, (ii) the approximately 44,973,545 shares of HCWC Common Stock issued to Host Digital’s unitholders as Merger Consideration, and (iii) the approximately 342,857 bonus shares issued to HCWC’s directors, officers and employees, in each case as adjusted for the 1-for-35 reverse stock split. The pro forma combined weighted-average shares outstanding were 46,010,757 for the six months ended June 30, 2026 and 45,789,870 for the year ended December 31, 2025. See Note 6 — Earnings Per Share for further detail.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Merger as if it had occurred on June 30, 2026, the end of the most recent period for which a balance sheet is required. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 give effect to the Merger as if it had occurred on January 1, 2025.

The pro forma adjustments are presented for informational purposes only and are described in the accompanying notes based on information and assumptions currently available at the time of the filing of this Current Report on Form 8-K. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the combined company’s results of operations or financial condition would have been had the Merger been completed on the dates indicated above. In addition, it is not necessarily indicative of the combined company’s future results of operations or financial condition and does not reflect all actions that have been or may be taken by the combined company following the Merger.

The accompanying unaudited pro forma condensed combined financial statements are based on HCWC’s audited consolidated financial statements for the year ended December 31, 2025, HCWC’s unaudited condensed consolidated financial statements for the six months ended June 30, 2026, and Host Digital’s audited financial statements for the period from July 8, 2025 (inception) through January 31, 2026 and its unaudited interim financial information for the six months ended July 31, 2026. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Merger as if it had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 give effect to the Merger as if it had occurred on January 1, 2025.

Host Digital’s historical balance sheet is presented as of July 31, 2026, and its historical statement of operations is presented for the six months ended July 31, 2026. The 31-day difference between Host Digital’s balance sheet date (July 31, 2026) and HCWC’s balance sheet date (June 30, 2026) is less than one fiscal quarter and is permitted under Regulation S-X Rule 11-02(c)(3). Host Digital’s historical results for the six months ended July 31, 2026 have been evaluated for materiality and are not considered material to the pro forma statement of operations for the six months ended June 30, 2026.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 excludes the historical results of Host Digital’s discontinued operations related to its cryptocurrency mining component. On February 13, 2026, Host Digital acquired T20 Mining Group LLC and subsequently, on February 26, 2026, transferred the mining-related assets to 10X Digital DropCo LLC, a commonly controlled entity, without consideration. Host Digital determined that the mining operations constituted a component of the entity and that the disposal represented a strategic shift that has a major effect on its operations and financial results. Accordingly, the mining component is presented as a discontinued operation in accordance with ASC 205-20.

Host Digital’s historical financial statements for the six months ended July 31, 2026 include a net loss from discontinued operations of $164,642 related to its former cryptocurrency mining operations. In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed combined statement of operations is presented through income (loss) from continuing operations. Accordingly, Host Digital’s discontinued operations are not included in the unaudited pro forma condensed combined statement of operations.

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Note 2 – In-process Accounting Analysis

The Merger is presented in the unaudited pro forma condensed combined financial information; however, the Company’s accounting analysis for certain aspects of the Merger is incomplete as of the date of this filing. The unaudited pro forma combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Merger. The Company has discussed the implications of certain items where the accounting is incomplete, as follows:

●	Purchase price allocation (goodwill and intangible assets) – The preliminary allocation of the purchase price to HCWC’s identifiable assets and liabilities is based on estimated fair values. A final valuation of HCWC’s assets (including property, plant and equipment, intangible assets, and any contingent liabilities) has not yet been completed. The final allocation may differ materially from the preliminary adjustments presented. The Company expects to complete the purchase price allocation before the filing of its annual report on Form 10-K for the year ending December 31, 2026.
●	Fair value of Pre-Funded Warrants – The Pre-Funded Warrants are classified as equity, and for pro forma purposes their fair value is estimated as the Applicable Share Price minus the nominal exercise price of $0.001 per share. The actual Applicable Share Price will not be determined until shortly before the Closing Date, as defined in the Merger Agreement, based on the volume weighted average price of HCWC Common Stock over a specified period, subject to a collar. The final fair value of the Pre-Funded Warrants may differ from the estimate used in these pro forma financial statements. The Company expects to determine the final fair value at the Closing Date.
●	Transaction costs – The Company estimates direct and incremental transaction costs associated with the Merger to be approximately $5,500,000. The Merger is expected to result in significant legal, advisory, accounting, filing, and other transaction costs. The actual amount of such costs may differ materially from the estimates used in these pro forma financial statements. The Company expects to determine the actual transaction costs incurred for the year ended December 31, 2026, before the filing of its annual report on Form 10-K for that year.
●	Common shares outstanding vs. EPS shares – The pro forma balance sheet reflects approximately 46.2 million common shares outstanding following the Merger, after giving effect to the 1-for-35 reverse stock split effected on August 28, 2026. The pro forma earnings per share calculation uses weighted average shares of 46,010,757 for the six months ended June 30, 2026 and 45,789,870 for the year ended December 31, 2025. These weighted average share counts include (i) HCWC’s historical weighted average shares, (ii) the approximately 44,973,545 shares issued to Host Digital’s unitholders as Merger Consideration, and (iii) the approximately 342,857 bonus shares issued to HCWC’s directors, officers and employees, in each case as adjusted for the reverse stock split. The final number of shares to be used for post-merger EPS will be determined after the closing of the Merger and will be reflected in future filings.

Because the accounting for these items remains incomplete, the final pro forma adjustments may differ materially from those presented in this Current Report on Form 8-K. The Company will update the pro forma financial information in subsequent filings as the analyses are completed.

Note 3 – Pro Forma Adjustments

Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies (or dis-synergies) and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

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The pro forma Transaction Accounting Adjustments for the Transaction, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)

Transaction costs of approximately $5,500,000 are reflected in the pro forma adjustment as a $2,032,868 elimination of deferred costs and corresponding reduction of additional paid-in capital (offering-related costs deferred under SAB Topic 5.A), and a $666,852 increase to accrued expenses and corresponding increase to accumulated deficit (acquisition-related costs expensed under ASC 805-10-25-23). The $2,800,280 of acquisition-related costs already incurred, expensed or accrued by Host Digital and HCWC in their historical financial statements are included in the historical accumulated deficit and require no additional pro forma adjustment. Refer to Note 4 — Transaction Costs for further detail.

(B)

The adjustment reflects the acquisition of the Project Facility and the parking lot, which is recorded as an increase to property, plant and equipment of $29,785,526, representing the Purchase Price under the Purchase and Sale Agreement dated June 23, 2026. The Purchase Price consists of (i) a base purchase price of $27,650,000 and (ii) $2,135,526 representing the aggregate of all payments that would otherwise become due and payable under the Existing Lease from and after the Closing Date through the expiration of the term of the Existing Lease. The existing finance lease right-of-use asset of $21,871,038 and corresponding finance lease liability of $22,872,121 are eliminated, as the finance lease for the data center facility is replaced by the acquisition of the underlying asset, resulting in a gain on lease termination of $1,001,083. The adjustment also eliminates the operating lease right-of-use asset of $1,347,182 and the corresponding operating lease liability of $1,377,561 (current portion of $80,911 and long-term portion of $1,296,650) for the parking lot, as the parking lot is included in the acquired property, resulting in a gain on lease termination of $30,379. The aggregate net gain on lease terminations of $1,031,462 is recorded as a reduction to accumulated deficit. A corresponding liability for the unpaid purchase price of $29,785,526 is recorded as other liability.

(C)

The $422,788,000 of goodwill reflected in the pro forma condensed combined balance sheet consists of (i) the preliminary recording of the $425,000,000 Base Price as goodwill, reduced by (ii) the elimination of HCWC’s historical goodwill of $2,212,000, which is not carried forward under reverse acquisition accounting. Refer to Note 5 – Goodwill for further detail.

(D)

The adjustment eliminates Host Digital’s preferred units ($33,500,000, classified as mezzanine equity) and common units (no par value, no capital contributions), as all outstanding Company Units are converted into HCWC Common Stock in connection with the Merger. The elimination of the Preferred Units assumes the successful closing of the Merger. If the Merger does not close, the Preferred Units would remain outstanding as temporary equity, subject to the mandatory redemption feature described in Host Digital’s historical financial statements. The issuance of HCWC Common Stock is recorded in adjustment (E).

(E)

The adjustment reflects the aggregate par value of $45,316 (at $0.001 per share) for all new shares of HCWC Common Stock issued in connection with the Merger, after giving effect to the 1-for-35 reverse stock split effected on August 28, 2026. This includes approximately 44,973,545 shares issued to Host Digital’s unitholders as Merger Consideration (based on a Base Price of $425,000,000 divided by the Applicable Share Price of $0.27, as adjusted for the reverse stock split) and approximately 342,857 bonus shares issued to HCWC’s directors, officers and employees (representing the 12,000,000 pre-split bonus shares as adjusted for the reverse stock split). The corresponding excess over par value is recorded in adjustment (F)

(F)

The adjustment of $456,421,816 to additional paid-in capital consists of (i) $424,954,684 representing the excess fair value over par value of new shares issued in the Merger, after giving effect to the 1-for-35 reverse stock split effected on August 28, 2026 (including approximately 44,973,545 shares issued to Host Digital’s unitholders and approximately 342,857 bonus shares issued to HCWC’s directors, officers and employees), (ii) $33,500,000 representing the conversion of Host Digital’s preferred units into HCWC Common Stock, and (iii) a $2,032,868 reduction for deferred offering costs under SAB Topic 5.A.

(G)	The $(13,258,036) reflects the adjustment that eliminates HCWC’s historical additional paid-in capital as part of the reverse acquisition accounting. HCWC’s old equity structure is replaced by new equity issued to Host Digital’s members. The adjustment is composed of the following:

a.	Elimination of HCWC’s historical additional paid-in capital as part of the reverse acquisition accounting.
b.	Removal of $2,212,000 of HCWC goodwill upon the Merger.
c.	Additional accrual for acquisition-related legal fees of $666,852.
d.	Reduction for the net gain on lease terminations of $1,031,462, which consists of a $30,379 gain on the parking lot operating lease termination and a $1,001,083 gain on the property finance lease termination. Both lease termination gains are included in Ticker B. Refer to Ticker B for further detail regarding the lease terminations and the acquisition of the Project Facility and parking lot.

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(H)

The $11,410,646 reflects the adjustment that eliminates HCWC’s accumulated deficit because the combined company will carry forward the retained earnings (or accumulated deficit) of the accounting acquirer, not HCWC’s.

(I)

The $(645,624) adjustment eliminates $226,548 of parking lot and property lease expenses, $236,188 of property finance ROU amortization, and $537,375 of HCWC stock-based compensation, and adds $354,487 of depreciation expense on the acquired property and parking lot. Refer to Ticker B for further detail regarding the acquisition of the Project Facility and parking lot.

(J)	The $1,212,209 adjustment removes finance lease interest from interest expense as the related finance lease was terminated upon acquisition of the Project Facility.

(K)	The $1,623,922 positive adjustment eliminates HCWC’s historical impairment loss on its investment in a related party (HCMC).

(L)	Reflects the issuance of (i) approximately 44,973,545 shares of HCWC Common Stock to Host Digital’s unitholders as Merger Consideration and (ii) approximately 342,857 bonus shares to HCWC’s officers, directors and employees upon a change of control, in each case as adjusted for the 1-for-35 reverse stock split effected on August 28, 2026.

(M)

The $1,278,326 adjustment eliminates $97,500 of HCWC stock-based compensation, adds $708,974 of depreciation expense on the acquired property and parking lot, and adds $666,852 of acquisition-related costs expensed under ASC 805-10-25-23. Refer to Ticker B for further detail regarding the acquisition of the Project Facility and parking lot.

Note 4 – Transaction Costs

Under ASC 805-10-25-23, acquisition-related costs incurred by the acquirer to effect a business combination are generally expensed as incurred. However, costs incurred to issue debt or equity securities to effect a business combination are not subject to that requirement; instead, they are recognized under other applicable U.S. GAAP. For equity issuance costs, SAB Topic 5.A (codified in ASC 340-10-S99-1) states that specific incremental costs directly attributable to a proposed or actual offering of equity securities may be deferred and charged against the gross proceeds of the offering, typically as a reduction of additional paid-in capital. Because the Merger is accounted for as a reverse acquisition under ASC 805-40 and Host Digital is the accounting acquirer, the equity securities issued in connection with the Merger are considered securities of the accounting acquirer.

The Company estimates that direct and incremental transaction costs associated with the Merger will be approximately $5,500,000. These costs include legal, accounting, advisory, financial printing, and other regulatory filing expenses. Of this total, $2,800,280 of acquisition-related costs have already been incurred, expensed or accrued by HCWC and Host Digital in their historical financial statements and are included in the historical accumulated deficit; accordingly, no additional pro forma adjustment is required for such amounts. The remaining $2,699,720 of estimated transaction costs are reflected in the pro forma adjustments as follows: $2,032,868 represents deferred offering costs capitalized by HCWC and Host Digital as of the balance sheet date that will be reclassified to equity upon the closing of the Merger and the related financing (SAB Topic 5.A), and $666,852 represents additional Merger-related costs incurred but unpaid as of the balance sheet date (acquisition-related costs expensed under ASC 805-10-25-23).

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Treatment of acquisition-related costs

ASC 805-10-25-23 requires that acquisition-related costs — including finder’s fees, advisory, legal, accounting, valuation and other professional or consulting fees, general administrative costs, and costs of maintaining an internal acquisitions department — be expensed in the periods in which the costs are incurred and the services are received. In a business combination, such costs are considered separate transactions for services received and are not part of the consideration transferred to the acquiree. Of the total estimated transaction costs, $2,800,280 of acquisition-related costs have already been incurred, expensed or accrued by HCWC and Host Digital in their historical financial statements and are included in the historical accumulated deficit; accordingly, no additional pro forma adjustment is required for such amounts. The remaining $666,852 of acquisition-related costs incurred but unpaid as of the balance sheet date is recognized in the pro forma adjustments as an increase to accrued expenses and a corresponding increase to accumulated deficit.

Treatment of offering-related costs

SAB Topic 5.A (codified in ASC 340-10-S99-1) states that specific incremental costs directly attributable to a proposed or actual offering of securities may be deferred and charged against the gross proceeds of the offering. Costs that may qualify for deferral include registration fees, filing fees, listing fees, specific legal and accounting costs, and transfer agent and registrar fees. The Company has allocated $2,032,868 to offering-related costs, consisting of SEC filing fees, NYSE American listing fees, transfer agent fees, specific legal and accounting costs for preparing offering documents, financial printing for the securities, and other direct costs of issuing the shares and pre-funded warrants. These costs are deferred and recorded as a reduction of additional paid-in capital, with no effect on net income.

Pro forma adjustments

In the unaudited pro forma condensed combined balance sheet, the following transaction-cost adjustments are presented in the “Pro Forma Adjustments” column:

●	Elimination of deferred costs: $(2,032,868) — removes HCWC’s and Host Digital’s historical deferred offering costs capitalized as of June 30, 2026 and July 31, 2026, respectively.
●	Reduction of additional paid-in capital (APIC): $(2,032,868) — defers offering-related costs against equity upon closing (SAB Topic 5.A).
●	Increase to accrued expenses: $666,852 — reflects additional transaction costs incurred but not yet paid as of the balance sheet date.
●	Increase to accumulated deficit: $666,852 — expensing of acquisition-related costs (ASC 805-10-25-23).

In the pro forma income statement for the year ended December 31, 2025, the $666,852 of acquisition-related costs is included within operating expenses, increasing net loss by $666,852. Under the pro forma assumption that the Merger occurred on January 1, 2025, the acquisition-related expense is fully reflected in the year ended December 31, 2025 and is not repeated in the six months ended June 30, 2026. The offering-related costs have no effect on either pro forma income statement

The Company has elected not to present Management’s Adjustments under Article 11 of Regulation S-X; therefore, only Transaction Accounting Adjustments are included. The actual transaction costs may differ materially from the estimates used in the pro forma financial statements.

Note 5 – Goodwill

In connection with the reverse acquisition, HCWC’s historical goodwill of $2,212,000 has been eliminated in the pro forma condensed combined balance sheet. Under reverse acquisition accounting (ASC 805-40), Host Digital is the accounting acquirer and HCWC is the accounting acquiree. The consolidated financial statements are a continuation of Host Digital’s financial statements; therefore, HCWC’s pre-acquisition goodwill is not carried forward. ASC 805-30 requires that the acquiree’s historical goodwill be eliminated and replaced by newly measured goodwill.

The total consideration of $425,000,000 has been preliminarily recorded as goodwill because the purchase price allocation is not yet complete. This preliminary amount will be allocated to HCWC’s identifiable assets and liabilities based on their fair values as of the acquisition date. Any excess of the consideration over the fair value of net identifiable assets acquired will remain as goodwill. The final purchase price allocation, including the determination of any intangible assets and residual goodwill, will be completed after the closing of the Merger based on a third-party valuation and may differ materially from the preliminary presentation.

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Note 6 – Earnings Per Share (EPS)

Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is the same as basic net loss per share for the periods presented because all potential common shares are anti-dilutive. See the “Selected Per Share Data” section for the presentation of historical and pro forma per-share amounts.

The Pre-Funded Warrants issued in connection with the Merger have a nominal exercise price of $0.001 per share. Although the exercise price is de minimis, for pro forma purposes the Pre-Funded Warrants are not included in the weighted-average common shares outstanding used to calculate basic net loss per share because they represent a separate class of equity instruments. The pro forma weighted-average shares outstanding presented below consist solely of common shares, including (i) the approximately 44,973,545 shares issued to Host Digital’s unitholders as Merger Consideration and (ii) the approximately 342,857 bonus shares issued to HCWC’s directors, officers and employees (representing the 12,000,000 pre-split bonus shares as adjusted for the 1-for-35 reverse stock split).

The Pre-Funded Warrants are considered participating securities because they are entitled to receive dividends or other distributions to the same extent as holders of common stock. Under the two-class method required by Accounting Standards Codification (ASC) 260, Earnings Per Share, in periods of net loss, no loss is allocated to the warrant holders because they do not have a contractual obligation to share in the Company’s losses. Consequently, the entire net loss is attributable to common stockholders.

For the six months ended June 30, 2026 and the year ended December 31, 2025, the pro forma weighted-average shares outstanding were 46,010,757 and 45,789,870, respectively, after giving effect to the 1-for-35 reverse stock split effected on August 28, 2026, and assuming the Merger occurred on January 1, 2025. The pro forma weighted-average shares outstanding consist of (i) HCWC’s historical weighted average shares, (ii) approximately 44,973,545 shares issued to Host Digital’s unitholders as Merger Consideration, and (iii) approximately 342,857 bonus shares issued to HCWC’s directors, officers and employees.

Note 7 - Income Taxes

The unaudited pro forma condensed combined financial statements do not reflect any income tax adjustments related to the Merger other than the carryover of the historical tax bases of the assets and liabilities of Host Digital (the accounting acquirer) and HCWC (the accounting acquiree) under Section 351(a) of the Code. HCWC and Host Digital have each recorded full valuation allowances against their deferred tax assets, including NOL carryforwards, as it is more likely than not that such assets will not be realized. As a result, no income tax benefit has been recognized for the net losses of either entity in the pro forma statements of operations. The NOL carryforwards of both entities may be subject to annual limitations under Section 382 of the Code following the Merger, the amount of which has not yet been determined.

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